                                   EXHIBIT 2.4
                      AGREEMENT AND PLAN OF REORGANIZATION*

























* Pursuant to Item 601(b)(2) of Regulation SK, certain exhibits to this Agreement and Plan of Reorganization have been omitted. Such exhibits will be submitted to the Securities and Exchange Commission upon request.

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                               ASHFORD.COM, INC.,

                      ASHFORD-JASMIN FRAGRANCE CORPORATION

                                       AND

                             JASMIN.COM CORPORATION



                                DECEMBER 29, 1999

                                TABLE OF CONTENTS


                                                                                                               Page
ARTICLE I         THE MERGER......................................................................................2

                  1.1      The Merger.............................................................................2

                  1.2      Closing; Effective Time................................................................2

                  1.3      Effect of the Merger...................................................................3

                  1.4      Certificate of Incorporation; Bylaws...................................................3

                  1.5      Directors and Officers.................................................................3

                  1.6      Effect on Capital Stock................................................................3

                  1.7      Surrender of Certificates..............................................................9

                  1.8      No Further Ownership Rights in Target Capital Stock...................................12

                  1.9      Lost, Stolen or Destroyed Certificates................................................12

                  1.10     Tax Consequences......................................................................13

                  1.11     Exemption from Registration...........................................................13

                  1.12     Taking of Necessary Action; Further Action............................................13

                  1.13     Termination of Exchange Fund..........................................................13

                  1.14     No Liability..........................................................................14

ARTICLE II        REPRESENTATIONS AND WARRANTIES OF TARGET AND THE PRINCIPAL STOCKHOLDERS........................14

                  2.1      Organization, Standing and Power......................................................14

                  2.2      Capital Structure.....................................................................15

                  2.3      Authority.............................................................................17

                  2.4      Financial Statements..................................................................18

                  2.5      Absence of Certain Changes............................................................18

                  2.6      Absence of Undisclosed Liabilities....................................................19

                  2.7      Accounts Receivable...................................................................19


                  2.8      Litigation............................................................................20

                  2.9      Restrictions on Business Activities...................................................20

                  2.10     Governmental Authorization............................................................21

                  2.11     Title to Property.....................................................................21

                  2.12     Intellectual Property.................................................................22

                  2.13     Environmental Matters.................................................................23

                  2.14     Taxes.................................................................................23

                  2.15     Employee Benefit Plans................................................................27

                  2.16     Employees and Consultants.............................................................27

                  2.17     Related-Party Transactions............................................................29

                  2.18     Insurance.............................................................................29

                  2.19     Compliance with Laws..................................................................30

                  2.20     Brokers' and Finders' Fees............................................................30

                  2.21     [Intentionally Left Blank]............................................................30

                  2.22     Vote Required.........................................................................30

                  2.23     Inventory.............................................................................30

                  2.24     Trade Relations.......................................................................31

                  2.25     Customers and Suppliers...............................................................31

                  2.26     Material Contracts....................................................................32

                  2.27     No Breach of Material Contracts.......................................................34

                  2.28     Third-Party Consents..................................................................34

                  2.29     Relationships.........................................................................35

                  2.30     Minute Books..........................................................................35

                  2.31     Complete Copies of Materials..........................................................35

                  2.32     Bank Accounts; Credit and Charge Cards................................................35

                  2.33     Year 2000 Compliance..................................................................35

                  2.34     [Intentionally left blank.............................................................36

                  2.35     Representations Complete..............................................................36

                  2.36     Investment Representation.............................................................37

                  2.37     GBH Agreement.........................................................................37

                  2.38     Knowledge Definition..................................................................38

ARTICLE III       REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB......................................43

                  3.1      Organization, Standing and Power......................................................43

                  3.2      Capital Structure.....................................................................44

                  3.3      Authority.............................................................................46

                  3.4      SEC Documents; Financial Statements...................................................47

                  3.5      Litigation............................................................................48

                  3.6      Compliance with Laws..................................................................49

                  3.7      Absence of Changes....................................................................49

                  3.8      Compliance with the Hart-Scott-Rodino Act.............................................49

                  3.9      Brokers' and Finders' Fees............................................................49

                  3.10     Due Diligence Review..................................................................49

ARTICLE IV        CONDUCT PRIOR TO THE EFFECTIVE TIME............................................................50

                  4.1      General Conduct of Business of Target.................................................50

                  4.2      Conduct of Business of Target.........................................................51

                  4.3      Notices...............................................................................54

ARTICLE V         ADDITIONAL AGREEMENTS..........................................................................54

                  5.1      No Solicitation.......................................................................54

                  5.2      [Intentionally Left Blank]............................................................55

                  5.3      Stockholders Meeting or Consent Solicitation..........................................55

                  5.4      Access to Information.................................................................55

                  5.5      [Intentionally Left Blank]............................................................56

                  5.6      Public Disclosure.....................................................................56

                  5.7      Consents; Cooperation.................................................................56

                  5.8      Update Disclosure Schedule; Breaches..................................................59

                  5.9      Stockholder Agreements................................................................60

                  5.10     Legal Requirements....................................................................60

                  5.11     Tax-Free Reorganization...............................................................61

                  5.12     Blue Sky Laws.........................................................................61

                  5.13     [Intentionally Left Blank]............................................................61

                  5.14     Escrow Agreement......................................................................61

                  5.15     Listing of Additional Shares..........................................................61

                  5.16     Additional Agreements; Best Efforts...................................................61

                  5.17     Employee Benefits.....................................................................62

                  5.19     No Further Discussions Regarding Merger Consideration.................................62

                  5.20     GBH Matters...........................................................................63

                  5.21     Support...............................................................................63

ARTICLE VI        CONDITIONS TO THE MERGER.......................................................................65

                  6.1      Conditions to Obligations of Each Party to Affect the Merger..........................65

                  6.2      Additional Conditions to Obligations of Target........................................66

                  6.3      Additional Conditions to the Obligations of Acquiror..................................67

ARTICLE VII       TERMINATION, EXPENSES, AMENDMENT AND WAIVER....................................................71

                  7.1      Termination...........................................................................71

                  7.2      Effect of Termination.................................................................73

                  7.3      Expenses and Termination Fees.........................................................74

                  7.4      Amendment.............................................................................74

                  7.5      Extension; Waiver.....................................................................74

ARTICLE VIII      ESCROW AND INDEMNIFICATION.....................................................................75

                  8.1      Survival of Representations, Warranties and Covenants.................................75

                  8.2      Indemnity.............................................................................76

                  8.3      Escrow Fund...........................................................................79

                  8.4      [Intentionally Left Blank]............................................................79

                  8.5      Escrow Period.........................................................................79

                  8.6      Claims Procedure.  ...................................................................79

                  8.7      Objections to Claims..................................................................80

                  8.8      Resolution of Conflicts; Arbitration..................................................81

                  8.9      Stockholders' Agent...................................................................83

                  8.10     Distribution Upon Termination of Escrow Period;

                           Contingent Share Distribution.........................................................84

                  8.11     Actions of the Stockholders' Agent; Stockholder Payee Representative..................85

                  8.12     Third-Party Claims....................................................................86

                  8.13     Maximum Liability and Remedies........................................................86

ARTICLE IX        GENERAL PROVISIONS.............................................................................87

                  9.1      Notices...............................................................................87

                  9.2      Interpretation........................................................................89

                  9.3      Counterparts..........................................................................90

                  9.4      Entire Agreement; No Third Party Beneficiaries........................................90

                  9.5      Severability..........................................................................90

                  9.6      Remedies Cumulative...................................................................91

                  9.7      Governing Law.........................................................................91

                  9.8      JURISDICTION..........................................................................91

                  9.9      Assignment............................................................................91

                  9.10     Rules of Construction.................................................................92

SCHEDULES

Target Disclosure Schedule
Schedule 2.1               -        Target Organization
Schedule 2.2               -        Target Capital Structure
Schedule 2.5               -        Absence of Certain Changes
Schedule 2.6               -        Target Absence of Undisclosed Liabilities
Schedule 2.7               -        Target Accounts Receivable
Schedule 2.8               -        Target Litigation
Schedule 2.11              -        Target Real Property
Schedule 2.12              -        Target Intellectual Property
Schedule 2.16              -        Existing Target Employment Agreements
Schedule 2.17              -        Related Party Transactions
Schedule 2.20              -        Target Broker's Fees
Schedule 2.23              -        Inventory
Schedule 2.25(b)           -        Target Suppliers
Schedule 2.26              -        Target List of Material Contracts
Schedule 2.27              -        No Breach of Material Contracts
Schedule 2.28              -        Target Third Party Consents
Schedule 2.29              -        Target Relationships
Schedule 2.32              -        Target Bank Accounts
Schedule 2.33              -        Target Year 2000 Compliance

Other Schedules
Schedule 4.2(a)            -        Material Contracts
Schedule 4.2(c)            -        Permitted Issuance of Securities
Schedule 6.2(e)            -        Target Employees
Schedule 6.3(h)            -        Target Employment Agreement Terminations


EXHIBITS

Exhibit 1.1                -        Certificate of Merger
Exhibit 1.6(c)             -        Consideration Payout Exhibit
Exhibit 1.6(c)(iii)        -        Contingent Share Exhibit
Exhibit 5.14               -        Escrow Agreement
Exhibit 6.2(c)             -        Acquiror's Legal opinion
Exhibit 6.2(e)             -        Employment Agreements
Exhibit 6.3(e)             -        Target's Legal opinion

                  INDEX/CROSS REFERENCE SHEET FOR DEFINED TERMS


"1934 Act".......................................................................................................15
"Accredited Investor"............................................................................................43
"Acquiror Average Price...........................................................................................3
"Acquiror Common Stock"...........................................................................................1
"Acquiror Financial Statements"..................................................................................48
"Acquiror SEC Documents".........................................................................................48
"Acquiror"........................................................................................................1
"Added Escrow Shares".............................................................................................7
"Agreement".......................................................................................................1
"Antitrust Laws" ................................................................................................58
"Approvals"......................................................................................................58
"Basket".........................................................................................................78
"Blue Sky Laws"..................................................................................................61
"Cash Consideration"..............................................................................................5
"CERCLA".........................................................................................................23
"Certificate of Merger"...........................................................................................2
"Certificates"....................................................................................................9
"Closing Date Shares".............................................................................................5
"Closing Date"....................................................................................................2
"Closing".........................................................................................................2
"Code"............................................................................................................1
"Consent to Assignment"..........................................................................................35
"Consideration Payout Exhibit"....................................................................................5
"Contingent Share Account"........................................................................................6
"Contingent Share Escrow".........................................................................................7
"Contingent Share Exhibit"........................................................................................5
"Contingent Shares"...............................................................................................5
"Contracts Requiring Novation"...................................................................................35
"Damages"........................................................................................................76
"Delaware Law"....................................................................................................2
"Dissenting Shares"...............................................................................................5
"Dissenting Stockholder"..........................................................................................9
"Due Diligence Period"...........................................................................................72
"Due Diligence"..................................................................................................55
"Effective Date,".................................................................................................2
"Effective Time"..................................................................................................2
"Employee Obligation"............................................................................................29
"Employment Agreements"..........................................................................................67
"Environmental Laws".............................................................................................23
"ERISA"..........................................................................................................27
"Escrow Agent"...................................................................................................79
"Escrow Agreement"...............................................................................................61
"Escrow Fund"....................................................................................................79
"Escrow Joint Written Instruction"...............................................................................84
"Escrow Share Account"...........................................................................................79
"Escrow Shares"...................................................................................................7
"Excess Advance Amount"...........................................................................................4
"Exchange Act"...................................................................................................48
"Exchange Agent"..................................................................................................9

"Exchange Fund"...................................................................................................9
"Financial Statements"...........................................................................................18
"Former Target Stockholders".....................................................................................13
"Fulfillment Agreement"..........................................................................................57
"Fulfillment Suppliers"..........................................................................................42
"GAAP"...........................................................................................................18
"GBH Advance"....................................................................................................63
"GBH Agreement"..................................................................................................38
"GBH Deferral"...................................................................................................63
"GBH Waiver".....................................................................................................63
"GBH"........................................................................................................37, 38
"Governmental Entity"............................................................................................18
"Initial Escrow Shares"...........................................................................................7
"Initial Shares"..................................................................................................5
"Intellectual Property"..........................................................................................23
"IRCA"...........................................................................................................28
"Mark"...........................................................................................................23
"Material Adverse Effect"........................................................................................89
"Material Contracts".............................................................................................32
"MCS&W, LLP "....................................................................................................67
"Merger Sub Common Stock".........................................................................................7
"Merger Sub"......................................................................................................1
"Merger"..........................................................................................................1
"NASD"...........................................................................................................47
"Non Basket Losses"..............................................................................................78
"Officer's Certificate"..........................................................................................79
"Order"..........................................................................................................59
"Person".........................................................................................................11
"Principal Stockholders".........................................................................................38
"Purchaser Covered Action".......................................................................................78
"RCRA"...........................................................................................................23
"Relationships"..................................................................................................35
"Securities Act".................................................................................................13
"SEC"............................................................................................................47
"Sharing Agreement"...............................................................................................6
"Source Materials"...............................................................................................34
"Staff"..........................................................................................................64
"Stockholder Payee Representative"................................................................................6
"Stockholders' Agent"............................................................................................83
"Surviving Corporation."..........................................................................................2
"Takeover Proposal"..............................................................................................54
"Target Authorizations"..........................................................................................21
"Target Balance Sheet Date"......................................................................................18
"Target Balance Sheet"...........................................................................................19
"Target Capital Stock"............................................................................................1
"Target Common Stock".............................................................................................8
"Target Disclosure Schedule".....................................................................................14
"Target Intellectual Property"...................................................................................23
"Target Options"..................................................................................................7

"Target Preferred Stock".........................................................................................15
"Target Stockholders".............................................................................................1
"Target"......................................................................................................1, 27
"Target's Knowledge".............................................................................................38
"Tax Authority"..................................................................................................27
"Tax Returns"....................................................................................................24
"Tax Return".....................................................................................................24
"Taxable"........................................................................................................26
"Taxes"..........................................................................................................26
"Tax"............................................................................................................26
"Termination Date"...............................................................................................75
"to the knowledge of the Target,"................................................................................38
"Total Acquiror Shares"...........................................................................................4
"Transaction Documents"..........................................................................................17
"Ulta Cosmetics Vendor Letters"..................................................................................57
"Ulta Cosmetics".................................................................................................57
"Ulta"...........................................................................................................40
"Year 2000 Compliant"............................................................................................36
"Year-End Marketing Expense".....................................................................................63

                      AGREEMENT AND PLAN OF REORGANIZATION


This AGREEMENT AND PLAN OF REORGANIZATION (the "AGREEMENT") is made and entered into as of December 29, 1999, by and among Ashford.com, Inc., a Delaware corporation ("ACQUIROR"), Ashford-Jasmin Fragrance Corporation a Delaware corporation ("MERGER SUB") and Jasmin.com Corporation, a Delaware corporation ("TARGET"); and all of the holders of capital stock of the Target (including, for purposes of the right to receive consideration in the merger described below and the provisions of Article VIII below, Persons who own Target Capital Stock at the Effective Time, the "TARGET STOCKHOLDERS").

                                    RECITALS

         A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Target with and into Merger Sub (the "MERGER") and, in furtherance thereof, have approved the Merger.

         B. Pursuant to the Merger, among other things, each outstanding share of capital stock of Target, $.01 par value ("TARGET CAPITAL STOCK"), shall be converted into shares of common stock of Acquiror, $.001 par value ("ACQUIROR COMMON STOCK"), in accordance with Exhibit 1.6(c) hereto.

         C. Target, Acquiror and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

         D. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and to cause the

Merger to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:


                                    ARTICLE I


                                   THE MERGER


         1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger attached hereto as Exhibit 1.1 (the "CERTIFICATE OF MERGER") and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), Target shall be merged with and into Merger Sub, the separate corporate existence of Target shall cease and Merger Sub shall continue as the surviving corporation. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         1.2 Closing; Effective Time. The closing of the transactions contemplated hereby (the "CLOSING") shall take place on (a) January 31, 2000; or
(b) as soon as practicable after the satisfaction or waiver of each of the conditions set forth in Article VI hereof but not earlier than January 31, 2000 unless the parties hereto agree to such sooner date (the date on which the Closing shall occur, the "CLOSING DATE"). The Closing shall take place at the offices of Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, or at such other location as the parties hereto agree. On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger, together with the required officers' certificates, with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time and date of such filing being the "EFFECTIVE TIME" and the "EFFECTIVE DATE," respectively).

         1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

         1.4  Certificate of Incorporation; Bylaws.

                  (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

                  (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

         1.5 Directors and Officers. At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

         1.6  Effect on Capital Stock.

                  (a) Acquiror Average Price. For purposes of this Agreement, the term "ACQUIROR AVERAGE PRICE" shall equal the average of the closing price for a share of Acquiror Common Stock as quoted on the Nasdaq National Market for the twenty (20) trading days immediately preceding and ending on the trading day immediately prior to the Closing Date; provided that, if that average is less than the $12.00 per share, then the average will be deemed to be $12.00 per share or if that average is greater than $22.00 per share, then the average will be deemed to be $22.00 per share (in each case, as may be appropriately adjusted pursuant to Section 1.6(i) below).

                  (b) Maximum Number of Shares of Acquiror Common Stock Issuable as a Result of the Merger. The maximum number of shares of Acquiror Common Stock to be issued in exchange for the acquisition by Acquiror of all outstanding Target Capital Stock pursuant to the Merger shall be equal to the number of shares of Acquiror Common Stock (the "TOTAL ACQUIROR SHARES") obtained by dividing (i) the sum of (x) $12,500,000 and (y) the amount by which the GBH Advance (as defined in Section 5.20 below) exceeds $800,000 (such excess, the "EXCESS ADVANCE Amount") by (ii) the Acquiror Average Price; reduced as a result of any Dissenting Shares (which Dissenting Shares shall be deducted from the Closing Date Shares before being deducted from the Contingent Shares ). No adjustment shall be made in the number of shares of Acquiror Common Stock issued in the Merger as a result of (x) any increase or decrease in the market price of Acquiror Common Stock prior to the Effective Time or (y) any cash proceeds received by Target from the date hereof to the Closing Date pursuant to the exercise of currently outstanding Target Options.

                  (c) Exchange for Target Capital Stock. At the Effective Time, subject and pursuant to the terms and conditions of this Agreement and the Certificate of Merger, by virtue of the Merger and without any action on the part of the Acquiror, Merger Sub, Target or the holders of any of Target's securities, the

Target Capital Stock issued and outstanding immediately prior to the Effective Time (other than shares of Target Capital Stock to be canceled pursuant to Section 1.6(f) below and shares of Target Capital Stock, if any, held by persons who had the right to but have not voted such shares for approval of the Merger and with respect to which such persons shall become entitled to exercise dissenters' rights in accordance with Delaware Law ("DISSENTING SHARES")) shall be converted and exchanged for the following consideration in accordance with
Exhibit 1.6(c) hereto (the "CONSIDERATION PAYOUT EXHIBIT"):

                           (i)  the number of shares of Acquiror Common Stock
obtained by dividing (A) the sum of (1) $3,000,000 and (2) the Excess Advance Amount (if any) by (B) the Acquiror Average Price (such number of shares the "CLOSING DATE SHARES");

                           (ii)  cash (the "CASH CONSIDERATION") in an amount
equal to (A) $2,000,000 less (B) any Excess Advance Amount; and


                           (iii)  the number of shares of Acquiror Common Stock
obtained by dividing up to an aggregate of $9,500,000 determined in accordance with Exhibit 1.6 (c)(iii) hereto (the "CONTINGENT SHARE EXHIBIT") by the Acquiror Average Price (the aggregate number of such Shares releaseable to the Target Stockholders pursuant to the Contingent Share Exhibit, the "CONTINGENT SHARES").

                  (d) Delivery of Consideration. Subject to Sections 1.6(a) and 1.6(c) above:

                           (i)  At the Effective Time, the holders of Target
Capital Stock shall receive, in accordance with the Consideration Payout Exhibit, (A) the Closing Date Shares less the Initial Escrow Shares (as defined below) (the "INITIAL SHARES") and (B) the Cash Consideration.

                           (ii)  The Contingent Shares shall be issued at the
Effective Time and held in the Escrow Fund in the Contingent Share Account, subject to forfeiture and to restrictions set forth in the Contingent Share Exhibit, the Consideration Payout Exhibit and this Section 1.6(d)(ii) and
Section 1.6(e) below, until the applicable restrictions lapse as to the Contingent Shares upon the achievement of the milestones set forth on the Contingent Share Exhibit. Upon initial issuance on the Closing Date, the certificates for the Contingent Shares shall be deposited with the Escrow Agent (as defined below) to be held in a separate account designated for the Contingent Shares (the "CONTINGENT SHARE ACCOUNT") in accordance with the terms of this Agreement and the Contingent Share Exhibit. Any new, substituted or additional securities or other property issued with respect to the Contingent Shares shall also be delivered by Acquiror to be held in escrow in accordance with Contingent Share Exhibit.

                           (iii)  Subject to the terms of this Section 1.6(d),
at the Effective Time the holders of the Target Capital Stock shall have full rights of ownership with respect to the Closing Date Shares and the Contingent Shares (including voting rights and rights arising from any stock splits, dividends, recapitalizations or the like; it being understood that, in the case of the Contingent Shares only to the extent the applicable restrictions (including to the extent that ten percent (10%) of such shares are deposited in the Escrow Share Account of the Escrow Fund) lapse).

                           (iv)  Notwithstanding anything to the contrary set
forth in this Agreement, Contingent Shares, Initial Shares and Cash Consideration which Target Stockholders are entitled to receive pursuant to this Agreement shall be furnished to the representative (the "STOCKHOLDER PAYEE REPRESENTATIVE") designated by Ulta and the Principal Stockholders in writing to Acquiror pursuant to that certain agreement (the "SHARING AGREEMENT") that will be entered into among such Persons prior to the Effective Time (or in the event no such designation is made, the Contingent Shares, Initial Shares and Cash Consideration shall be paid to Ulta to be distributed in accordance with the Consideration Payout Exhibit);

and such consideration shall be deemed paid by Acquiror to the extent that the Acquiror, the Exchange Agent and/or the Escrow Agent furnishes such consideration to the Stockholders Payee Representative. Acquiror agrees to use its commercially reasonable efforts to cooperate with the Stockholder Payee Representative, based solely on the written instructions of the Stockholder Payee Representative and to the extent not contrary to the escrow provisions of this Agreement, to give effect to the Sharing Agreement.

                  (e) Escrow Shares. Of the Closing Date Shares, a number of shares of Acquiror Common Stock equal to $500,000 divided by the Acquiror Average Price (the "INITIAL ESCROW SHARES" and together with any and all Added Escrow Shares (as defined below), collectively, "ESCROW SHARES") shall be held in the Escrow Fund in the Escrow Share Account (as defined in Section 8.3 below and subject to Article VIII below). Once the applicable restrictions on the delivery of the Contingent Shares to the Target Stockholders lapse upon the achievement of the milestones on the Achievement Dates as set forth on the Contingent Share Exhibit, ten percent (10%) of the number of Contingent Shares (such Contingent Shares, "ADDED ESCROW SHARES") to be delivered to the Target Stockholders (the "CONTINGENT SHARE ESCROW") shall instead be released from the Contingent Share Account and deposited and held in the Escrow Fund in the Escrow Share Account in accordance with the terms set forth in Article VIII.

                  (f) Cancellation of Target Capital Stock Owned by Acquiror or Target. At the Effective Time, all shares of Target Capital Stock that are owned by Target as treasury stock, each share of Target Capital Stock owned by Acquiror or any direct or indirect wholly owned subsidiary of Acquiror immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

                  (g) Cancellation of Target Options. At the Effective Time, each of the Target's then outstanding Target options (the "TARGET OPTIONS") (whether or not exercisable at the Effective Time), by virtue of the Merger and without any further action on the part of the holder thereof or any other Person, shall be automatically cancelled and cease to exist from and after the Effective Time to the extent not exercised for or exchanged into shares of Target Common Stock prior to the Effective Time.

                  (h) Capital Stock of Merger Sub. At the Effective Time, each share of Common Stock, $.01 par value, of Merger Sub ("MERGER SUB COMMON STOCK"), issued and outstanding immediately prior to the Effective Time shall remain outstanding without any change or modification thereto. At the Effective Time, each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of the Surviving Corporation.


                  (i) Adjustments to Exchange Ratios Set Forth in Consideration Payout Exhibit. Subject to the Consideration Payout Schedule, the ratio of Acquiror Common Stock payable in respect of the Common Stock of the Target, par value $.01 per share (the "TARGET COMMON STOCK") and the Target Preferred Stock (as defined in Section 2.2) shall be appropriately adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution on outstanding Acquiror Common Stock of securities convertible into Acquiror Common Stock or Target Capital Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Capital Stock occurring after the date hereof and prior to the Effective Time; it being understood that (i) such ratio differs with respect to Target Common Stock and Target Preferred Stock and (ii) depending upon the extent to which Contingent Shares are issued to holders of Target Capital Stock in accordance with the Contingent Share Exhibit, such ratios shall be appropriately further adjusted as between the Target Shareholders based upon the priorities set forth in the Consideration Payout Exhibit.


                  (j) Fractional Shares. No fraction of a share of Acquiror Common Stock will be issued, but in lieu thereof each holder of shares of Target Capital Stock who would otherwise be entitled to a fraction of a share of Acquiror Common Stock (after aggregating all fractional shares of Acquiror Common Stock to be received by such holder) shall receive from Acquiror an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) Acquiror Average Price.

                  (k) Dissenters' Rights. Any Dissenting Shares shall not be converted into Acquiror Common Stock but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Target agrees that, except with the prior written consent of Acquiror, or as required under Delaware Law, it will not voluntarily make any payment with respect to, or settle or offer to settle, any such purchase demand. Each holder of Dissenting Shares ("DISSENTING STOCKHOLDER") who, pursuant to the provisions of Delaware law, becomes entitled to payment of the fair value for shares of Target Capital Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares, Acquiror shall issue and deliver, upon surrender by such stockholder of certificate or certificates representing shares of Target Common Stock, the number of shares of Acquiror Common Stock to which such stockholder would otherwise be entitled under this Section 1.6 and the Agreement of Merger less the number of shares allocable to such stockholder that have been or will be deposited in the Escrow Fund in respect of such shares of Acquiror Common Stock pursuant to Section 1.7(c) and Article VIII hereof.


         1.7  Surrender of Certificates.

                  (a) Exchange Agent. Chase Mellon Stockholder Services, LLP shall act as exchange agent (the "EXCHANGE AGENT") in the Merger.

                  (b) Acquiror to Provide Acquiror Common Stock and Cash. Promptly after the Effective Time, Acquiror shall make available to the Exchange Agent for exchange in accordance with this Article I, through such reasonable procedures as Acquiror may adopt, in exchange for shares of Target Capital Stock outstanding immediately prior to the Effective Time, (i) the Initial Shares,
(ii) the Cash Consideration and

(iii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to Section 1.6(g) ((i), (ii) and (iii), collectively the "EXCHANGE FUND").

                  (c)  Exchange Procedures.

                           (i)  Promptly after the Effective Time, the Surviving
Corporation shall cause to be mailed to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Target Capital Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock (and cash in lieu of fractional shares) and Cash Consideration pursuant to Section 1.6, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares) and Cash Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor (A) a certificate representing the number of whole shares of Acquiror Common Stock comprising such holder's share of the Initial Shares and (B) cash in an amount equal to (i) such holder's share of the Cash Consideration and (ii) payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 1.6; and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Capital Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock and an amount of Cash Consideration into which such shares of Target Capital Stock shall have been so converted (and, in amplification of the foregoing, in the case of Contingent Shares, are convertible for) and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6.

                         (ii)  As soon as practicable after the Effective Time,
and subject to and in accordance with the provisions of Section 8.3 hereof, Acquiror shall cause to be delivered to the Escrow Agent (as defined in Section
8.3 hereof) a certificate or certificates representing the Escrow Shares and the Contingent Shares which shall be registered in the name of the Escrow Agent as nominee for the holders of Certificates cancelled pursuant to this Section 1.7. Such Escrow Shares shall be beneficially owned by such holders and shall be held in escrow and shall be available to compensate Acquiror for certain damages as provided in Article VIII. To the extent not used for such purposes, such Escrow Shares shall be released, all as provided in Article VIII hereof. Escrow Agent shall be required to release Contingent Shares in accordance with the Escrow Agreement (as defined in Section 5.14 below) and the Contingent Share Exhibit.

                  (d) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate; and in no event shall interest or lost opportunity cost be paid on any portion of the Cash Consideration and/or cash in lieu of fractional shares. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this Section 1.7(d)) with respect to such shares of Acquiror Common Stock.

                  (e) Transfers of Ownership. If any certificate for shares of Acquiror Common Stock or cash portion of the Cash Consideration is to be issued to any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Entity (as defined below) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity (each, a "PERSON") other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or any agent designated by it any transfer or other taxes required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or any agent designated by it that such tax has been paid or is not payable.

                  (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  (g) Dissenting Shares. The provisions of this Section 1.7 shall also apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this Section 1.7 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 1.6 hereof.

         1.8 No Further Ownership Rights in Target Capital Stock. All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Capital Stock in accordance with the terms hereof (including any cash paid in lieu of fractional shares) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Target Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

         1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock and Cash Consideration portion (and cash in lieu of fractional shares) as may be required pursuant to Section 1.6; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         1.10 Tax Consequences. It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. No party shall take any action which would, to such party's knowledge, cause the Merger to fail to qualify as a reorganization within the meaning of
Section 368 of the Code.

         1.11 Exemption from Registration. The shares of Acquiror Common Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "SECURITIES ACT"), by reason of Section 4(2) thereof.

         1.12 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Target, the officers and directors of Target, Merger Sub and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and shall take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

         1.13 Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of Target six (6) months after the Effective Time shall be delivered by Exchange Agent to Acquiror, and thereafter upon demand from any former stockholders of the Target ("FORMER TARGET STOCKHOLDERS") who have not theretofore complied with this Article I, the appropriate amount of such portion(s) of the Escrow Fund shall be distributed to the Former Target Stockholders only upon the receipt of proper Certificates or evidence reasonably satisfactory in form and substance to the Acquiror.

         1.14 No Liability. Neither the Exchange Agent, Acquiror, Merger Sub nor the Target shall be liable to any holder of shares of Target Capital Stock or Acquiror Common Stock, as the case may be, for shares (or dividends or distributions with respect thereto) of Acquiror Common Stock to be issued in exchange for Target Capital Stock pursuant to this Article I, if, on or after the expiration of twelve (12) months following the Effective Date (or, in the case of Contingent Shares, 12 months after the later of (x) the first anniversary of the Effective Date and (y) October 15, 2000), such shares are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                    OF TARGET AND THE PRINCIPAL STOCKHOLDERS

         Each of the Target and the Principal Stockholders (as defined in Section 2.38) hereby jointly and severally represents and warrants to Acquiror and Merger Sub that the statements contained in this Article II are true and correct, except as set forth in the disclosure schedule delivered by Target to Acquiror prior to the execution and delivery of (and attached to) this Agreement (the "TARGET DISCLOSURE SCHEDULE"). The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered Sections and subsections and subclauses contained in this Article II, and (absent a specific cross reference in the Target Disclosure Schedule to another Section or subsection or subclause in this Article II) the disclosure in any paragraph in the Target Disclosure Schedule shall qualify only the specific Section or subsection or subclause under which such paragraph appears in this
Article II.

         2.1 Organization, Standing and Power. Target is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Target has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and, except as set forth in Section 2.1 of the Target Disclosure Schedule, is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect (as defined herein) on Target. Target has delivered to Acquiror a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Target, each as amended to date. Target is not in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Target has no subsidiaries and owns no economic interest or controls any voting power in any controlled affiliate (as defined under the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, collectively, the "1934 ACT") or any joint venture entity. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity. The Target owns no "margin stock" as such term is defined in Regulation U, as amended (12 C.F. R. Part 221) of the Federal Reserve Board.

         2.2 Capital Structure. The authorized capital stock of Target consists of six million (6,000,000) shares of Common Stock and three million eight hundred thousand (3,800,000) shares of Preferred Stock, of which there were issued and outstanding as of the date of this Agreement, nine hundred thousand (900,000) shares of Common Stock and one million (1,000,000) shares of Series A Preferred Stock (the "TARGET PREFERRED STOCK"). Except as set forth in Section
2.2 of the Target Disclosure Schedule, there are no other outstanding shares of capital stock or voting securities and no outstanding commitments to issue any shares of capital stock or voting securities after the date of this Agreement other than pursuant to the exercise of options outstanding as of the date of this Agreement under the Target Stock Option Plan. All outstanding shares of Target Capital Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and, except as set forth in Section 2.2 of the Target Disclosure Schedule, are not subject to preemptive rights, rights of first refusal, rights of first offer or similar rights created by statute, the Certificate of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the date of this Agreement, Target has reserved (i) 1,000,000 shares of Common Stock for issuance upon conversion of the Target Preferred Stock and (ii) 200,000 shares of Common Stock for issuance to employees, directors and consultants pursuant to the Target Stock Option Plan, of which no shares have been issued pursuant to option exercises or direct stock purchases, and 5,000 shares are subject to the outstanding and unexercised options listed in Section 2.2 of the Target Disclosure Schedule. Section 2.2 of the Target Disclosure Schedule accurately sets forth the parties to which such options have been issued as of the date hereof and a vesting schedule for such options. Except for (i) the rights created pursuant to this Agreement and (ii) Target's right to repurchase any unvested shares under the Target's employment and restricted stock agreements, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Target Capital Stock or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Except as set forth in Section 2.2 of the Target Disclosure Schedule, there are no contracts, commitments or agreements relating to the voting, purchase or sale of Target Capital Stock (i) between or among Target and any of its stockholders and (ii) to the Target's knowledge, among any Target Stockholder or between any of Target Stockholders and any third party, except for the provisions of Section 5.9. Except as set forth in Section 2.2 of the Target Disclosure Schedule, the terms of the Target Stock Option Plan (or any other contractual arrangement applicable to the Target) do not provide for acceleration of vesting of any options as a result of the execution and delivery of this Agreement or the consideration of the transactions contemplated hereby. True and complete copies of all agreements and instruments relating to or issued under the Target Stock Option Plan have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the form made available to Acquiror. All outstanding Common Stock and Target Preferred Stock and options under the Target Stock Option Plan were issued in material compliance with all applicable federal and state securities laws.

         2.3  Authority.

                  (a) Target has all requisite corporate power and authority to enter into this Agreement, the Certificate of Merger, the Escrow Agreement and all of the documents, instruments and agreements contemplated hereby and thereby (collectively, the "TRANSACTION DOCUMENTS"), and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Merger by Target Stockholders as contemplated by Section 6.1(a). This Agreement and other Transaction Documents to the extent executed and delivered on the date hereof have been (and to the extent executed and delivered after the date hereof will have been) duly executed and delivered by Target and upon execution and delivery shall constitute the valid and binding obligations of Target enforceable against Target in accordance with their respective terms.

                  (b) The execution and delivery of this Agreement and the other Transaction Documents by Target do (and will) not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit or result in the creation of any lien or encumbrance against any of the Target's assets, properties, contract rights or business under (i) any provision of the Certificate of Incorporation or Bylaws of Target, as amended, or (ii) any Material Contract (as defined in Section 2.26), permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its properties or assets.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("GOVERNMENTAL ENTITY") or other Person is required by or with respect to Target in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target.

         2.4 Financial Statements. Target has delivered to Acquiror its unaudited financial statements (balance sheet, statement of operations, statement of stockholders' equity and statement of cash flows) as at October 31, 1999 and for the period commencing May 11, 1999 through October 31, 1999 (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have notes thereto) applied on a consistent basis throughout the periods indicated and with each other. The Financial Statements fairly present the financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments which, to Target's knowledge, are not (and would not be) reasonably likely to be material in the aggregate. Target maintains a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         2.5 Absence of Certain Changes. Except as set forth in Section 2.5 of the Target Disclosure Schedule, since October 31, 1999 (the "TARGET BALANCE SHEET DATE"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect (as defined in Section 9.2) on Target; (ii) any acquisition, sale or transfer of any material asset of Target; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any revaluation by Target of any of its assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of its shares of capital stock; (v) any Material Contract entered into by Target, other than as provided to Acquiror, or any material amendment or termination of, or default under, any Material Contract to which Target is a party or by which it is bound; (vi) any amendment or change to the Certificate of Incorporation or Bylaws of Target; (vii) any increase in or modification of the compensation or benefits payable or to become payable by Target to any of its directors, employees or consultants (viii) any negotiation or agreement by Target to do any of the things described in the preceding clauses (i) through (vii) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

         2.7  Absence of Undisclosed Liabilities. Except as set forth in Section
2.6 of the Target Disclosure Schedule, Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than
(i) those set forth or adequately provided for on the Balance Sheet for the period ended October 31, 1999 (the "TARGET BALANCE SHEET"), (ii) those incurred in the ordinary course of business consistent with past practice prior to the Target Balance Sheet Date and not required to be set forth in the Target Balance Sheet under GAAP (iii) those incurred in the ordinary course of business consistent with past practice since the Target Balance Sheet Date in amounts consistent with prior periods, and (iv) those incurred in connection with the execution of this Agreement.

         2.7 Accounts Receivable. The accounts receivable shown on the Target Balance Sheet arose in the ordinary course of business consistent with past practice. Allowances for doubtful accounts and returns are adequate and have been prepared in accordance with the past practices of Target. The accounts receivable of Target arising after the date of the Target Balance Sheet and prior to the date hereof arose, and the accounts receivable arising prior to the Effective Time will arise, in the ordinary course of business. Except as set forth in Section 2.7 of the Target Disclosure Schedule, none of the accounts receivable are subject to any material claim of offset or recoupment, or counterclaim and Target has no knowledge of any specific facts that would be reasonably likely to give rise to any such claim. Except as set forth in Section 2.7 of the Target Disclosure Schedule, no material amount of accounts receivable are contingent upon the performance by Target of any obligation. No agreement for deduction or discount has been made with respect to any accounts receivable. Credits, returns and rebates shall not constitute payment of accounts receivable. In determining whether there has been any nonpayment of any account receivable, all payments received from any account debtor shall, unless otherwise specified by such account debtor, be first applied to the oldest outstanding account receivable of such account debtor until all Accounts Receivable of such account debtor have been paid in full in cash.

         2.8 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target, threatened (including allegations that could form the basis for future action) against Target or any of its properties or officers or directors (in their capacities as such), nor, to Target's knowledge, is there any reason to expect that any such activity, threat or allegation will be forthcoming. There is no judgment, decree or order against Target, or, to the knowledge of Target, any of its directors or officers (in their capacities as such), that could result in a Material Adverse Effect on Target. All litigation to which Target is a party (or, to the knowledge of Target, threatened to become a party) is disclosed in Section 2.8 of the Target Disclosure Schedule. Target does not have any plans to initiate any litigation, arbitration or other proceeding against any third party.

         2.9 Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon Target that has or could reasonably be expected to have the effect of prohibiting or impairing any current or future business practice of Target, any acquisition of property by Target or the conduct of business by Target as currently conducted or as currently proposed to be conducted by Target.

         2.10 Governmental Authorization. Target has obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's business or the holding of any such interest ((i) and (ii) herein collectively called "TARGET AUTHORIZATIONS"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or have any such Target Authorizations could not reasonably be expected to have a Material Adverse Effect on Target.

         2.11 Title to Property. Target has good and marketable title to all of its properties, interests in properties and assets, real and personal, necessary for the conduct of its business as presently conducted or which are reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of in the ordinary course of business consistent with past practice since the Target Balance Sheet Date), or with respect to leased properties and assets, valid leasehold interests therein, in each case free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character whatsoever, except (i) the lien of current taxes not yet due and payable, (ii) liens securing debt that are reflected on the Target Balance Sheet, and (iii) minor imperfections of title, if any, which do not substantially or materially detract from the value or impair the use of the property subject thereto, or which do not impair the operation of Target's business. The plant, property and equipment of Target that are used in the operations of its business are in good operating condition and repair. All properties used in the operations of Target are reflected in the Target Balance Sheet to the extent GAAP requires the same to be reflected. Section 2.11 of the Target Disclosure Schedule identifies each parcel of real property owned by Target.

         2.12  Intellectual Property.

                  (a) Except as set forth in Section 2.12 of the Target Disclosure Schedule, Target is the sole and exclusive owner of all Target Intellectual Property (defined below) free of all contingent and noncontingent liens, restrictions, interests, rights of reversion or termination, and all other encumbrances of any nature whatsoever, except where such restrictions, interests, rights of revision, or termination or other encumbrances could not reasonably be expected to have a Material Adverse Effect on the Target. The conduct of Target's business as currently conducted will not infringe, misappropriate or violate any Intellectual Property (defined below) of others. With respect to patent rights, moral rights and Mark rights (defined below), the foregoing representations and warranties of this paragraph are made only to Target's knowledge.

                  (b)  All Target Intellectual Property that is the subject of any application, registration or issuance with or from any Governmental Entity is identified in Section 2.12 of the Target Disclosure Schedule; all such registered or issued Target Intellectual Property is valid and subsisting and is free from any challenge (or, to Target's knowledge, threat thereof) and, to Target's knowledge, Target is not aware of any specific basis therefor. All such applications, registrations and issuances have been properly maintained. Target has adequately protected all other Target Intellectual Property through the use of confidentiality agreements and otherwise and Target is not aware of any use, exercise or exploitation of any Target Intellectual Property, except as authorized by Target in writing.

                  (c) Each current and former employee and contractor of Target has executed and delivered (and to Target's knowledge, is in compliance with) an enforceable agreement in substantially the form of Target's standard Proprietary Information and Inventions Agreement (in the case of an employee) or Target's standard Consulting Agreement (in the case of a contractor) (which agreement provides valid written assignments of all title and rights to any Target Intellectual Property conceived or developed thereunder or otherwise in connection with his or her consulting or employment). A copy of Target's forms of standard Proprietary Information and Inventions Agreement and Consulting Agreement have been delivered to the Acquiror.

                  (d) "INTELLECTUAL PROPERTY" means patent rights; trade name, trademark, service mark and similar rights ("MARK" rights); copyrights; mask work rights; sui generis database rights; trade secret rights; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto. "TARGET INTELLECTUAL PROPERTY" means all Intellectual Property that has been, is, or is proposed to be owned by Target, or used, exercised, or exploited, or otherwise necessary for, Target's business as currently conducted.

         2.13 Environmental Matters. Target is and has at all times operated its business in material compliance with all Environmental Laws (defined below) and to Target's knowledge, no material expenditures are or will be required in order to comply with such Environmental Laws. "ENVIRONMENTAL LAWS" means all applicable statutes, rules, regulations, ordinances, orders, decrees, judgments, permits, licenses, consents, approvals, authorizations, and governmental requirements or directives or other obligations lawfully imposed by governmental authority under federal, state or local law pertaining to the protection of the environment, protection of public health, protection of worker health and safety, the treatment, emission and/or discharge of gaseous, particulate and/or effluent pollutants, and/or the handling of hazardous materials, including without limitation, the Clean Air Act, 42 U.S.C.ss.7401, et seq., the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), 42 U.S.C.ss.9601, et seq., the Federal Water Pollution Control Act, 33 U.S.C.ss.1321, et seq., the Hazardous Materials Transportation Act, 49 U.S.C.ss.1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C.ss.6901, et seq. ("RCRA"), and the Toxic Substances Control Act, 15 U.S.C.ss.2601, et seq.

         2.14 Taxes. All Tax returns, statements, reports, declarations and other forms and documents (including without limitation estimated Tax returns and reports and material information statements, returns and reports) required to be filed with any Tax authority on or before the Effective Time with respect to any Taxable period ending on or before the Effective Time, by or on behalf of Target (collectively, "TAX RETURNS" and individually a "TAX RETURN"), have been or will be completed and filed when due (including any extensions of such due date) and all amounts shown due on such Tax Returns filed on or before the Effective Time have been or will be paid on or before such date. The Target Balance Sheet included in the Financial Statements (i) fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the Target Balance Sheet Date to the extent required by GAAP and Target has not and will not incur any Tax liability in excess of the amount reflected on such Target Balance Sheet with respect to such periods

(excluding any amount thereof that reflects timing differences between the recognition of income for purposes of GAAP and for Tax purposes), and (ii) properly accrues in accordance with GAAP all material liabilities for Taxes payable after the Target Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Target Financial Statements relating to Tax matters is true, complete and accurate in all material respects. No material Tax liability since the Target Balance Sheet Date has been or will, through the Effective Date, be incurred by Target other than in the ordinary course of business, and adequate provision has been made by Target for all Taxes since the Target Balance Sheet Date in accordance with GAAP on at least a quarterly basis.

         Target has previously provided or made available to Acquiror true and correct copies of all Tax Returns filed by it. Target has withheld and paid to the applicable financial institution or Tax authority all Taxes or other amounts required to be withheld and remitted. Target (or any member of any affiliated or combined group of which Target has been a member) has not granted any extension or waiver of the limitation period applicable to any Tax Returns that is still in effect. There is no material claim, audit, action, suit, proceeding, or (to the knowledge of Target) investigation now pending or (to the knowledge of Target) threatened against or with respect to Target in respect of any Tax or assessment. No notice of deficiency or similar document of any Tax authority has been received by Target, and there are no liabilities for Taxes (including liabilities for interest, additions to Tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any Tax authority that could, if determined adversely to Target, materially and adversely affect the liability of Target for Taxes. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Target. Target has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code. Target is in full compliance with all the terms and conditions of any Tax exemptions or other Tax-sharing agreement or order of a foreign government and the consummation of the Merger will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption or other Tax-sharing agreement or order. Neither Target nor any person on behalf of Target has entered into or will enter into any agreement or consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local or foreign income tax law) apply to any disposition of any asset owned by Target. Target has never been a party (either as a distributing corporation as a corporation that has been distributed) to any transaction intended to qualify under Section 355 of the Code or any corresponding provision of state law. Target has not participated in (and will not participate in) an international boycott within the meaning of Section 999 of the Code. No Target Stockholder is other than a United States person within the meaning of the Code. Target does not have and has not had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States of America and such foreign country and Target has not engaged in a trade or business within any foreign country. Target has never elected to be treated as an S-corporation under Section 1362 of the Code or any corresponding provision of federal or state law. All material elections with respect to Target's Taxes made, if any, during the fiscal years ending, December 31, 1995, 1996 and 1997 are reflected on the Target Tax Returns (to the extent Target or any of its predecessors operated during such periods) for such periods, copies of which have been provided or made available to Acquiror. Target is not party to any joint venture, partnership, or other arrangement or contract which could be treated as a partnership for federal income tax purposes; provided that Target's predecessor was a "partnership" for Tax purposes. Target is not currently and never has been subject to the reporting requirements of Section 6038A of the Code. There is no agreement, contract or arrangement to which Target is a party that could, individually or collectively, result in the payment of any amount that would not be deductible by reason of Sections 280G, 162(a) (by reason of being unreasonable in amount), 162 (b) through (p) or 404 of the Code (without regard to the timing of any such deduction). Target is not a party to or bound by any Tax indemnity, Tax sharing or Tax allocation agreement (whether written or unwritten or arising under operation of federal law as a result of being a member of a group filing consolidated Tax returns, under operation of certain state laws as a result of being a member of a unitary group, under operation of law as a result of being a transferee of property from any third party, or under comparable laws of other states or foreign jurisdictions) which includes a party other than Target nor does Target owe any amount under any such Agreement; provided that Target may be liable for Taxes of Jasmin.com, LLC (Target's predecessor) pursuant to the agreement pursuant to which such predecessor was merged into Target (which Taxes, if any, the Acquiror and Surviving Corporation shall be indemnified for pursuant to Section 8.2(b) below). Target is not, and has not been, a United States real property holding corporation (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Other than by reason of the Merger, Target has not been and will not be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Merger.

         For purposes of this Agreement, the following terms have the following meanings: "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means any and all taxes including, without limitation, (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, value added, net worth, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "TAX AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof and (iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used in this Section 2.14, the term "TARGET" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

         2.15  Employee Benefit Plans.

                  (a) Target does not maintain or contribute to, and has never maintained or contributed to any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         2.16  Employees and Consultants.

                  (a) Target has provided Acquiror with a true and complete list of all individuals employed by or rendering consulting services to Target as of the date hereof and the position and base compensation (and bonus/incentive amounts) payable to each such individual. Section 2.16 of the Target Disclosure Schedule contains a description of any written or oral employment agreements, consulting agreements or termination or severance agreements to which Target is a party.

                  (b) Target is not a party to or subject to a labor union or a collective bargaining agreement or arrangement and is not a party to any labor or employment dispute.

                  (c) The consummation of the transactions contemplated hereby will not result in (i) any amount becoming payable by Target, the Acquiror, Merger Sub or the Surviving Corporation, to any employee, director or independent contractor of Target except as provided herein or in any Transaction Document, (ii) except as set forth in Section 2.16 of the Target Disclosure Schedule, the acceleration of payment or vesting of any benefit, option or right to which any employee, director or independent contractor of Target may be entitled, (iii) the forgiveness of any indebtedness of any employee, director or independent contractor of Target or (iv) any cost becoming due or accruing to Target or the Acquiror with respect to any employee, director or independent contractor of Target.

                  (d) Target is not obligated and upon consummation of the Merger will not be obligated to make any payment or transfer any property that would be considered a "parachute payment" under section 280G(b)(2) of the Code.

                  (e) To the knowledge of Target, no employee of Target has been injured in the work place or in the course of his or her employment except for injuries which are covered by insurance or for which a claim has been made under workers' compensation or similar laws.

                  (f) Target has complied in all material respects with the verification requirements and the record-keeping requirements of the Immigration Reform and Control Act of 1986 ("IRCA"); to the knowledge of Target, the information and documents on which Target relied to comply with IRCA are true and correct; and there have not been any discrimination complaints filed against Target pursuant to IRCA, and to the knowledge of Target, there is no basis for the filing of such a complaint.

                  (g) To Target's knowledge, Target has not received or been notified of any complaint by any employee, applicant, union or other party of any discrimination or other conduct forbidden by law or contract, nor to the knowledge of Target, is there a basis for any complaint. (8) To Target's knowledge, Target's action in complying with the terms of this Agreement will not violate any agreements with any of Target's employees.

                  (h) Target has filed all required reports and information with respect to its employees that are due prior to the Closing Date and otherwise has complied in its hiring, employment, promotion, termination and other labor practices with all applicable federal and state law and regulations, including without limitation those within the jurisdiction of the United States Equal Employment Opportunity Commission, United States Department of Labor and state and local human rights or civil rights agencies. Target has filed and shall file any such reports and information that are required to be filed prior to the Closing Date.

                  (j) Except as set forth in Section 2.16 of the Target Disclosure Schedule, to Target's knowledge, none of Target's employees or contractors is obligated under any agreement, commitments, judgment, decree, order or otherwise (an "EMPLOYEE OBLIGATION") that could reasonably be expected to interfere with the use of his or her best efforts to promote the interests of Target or that could reasonably be expected to conflict with any of Target's business as conducted or currently proposed to be conducted. Neither the execution nor delivery of this Agreement nor the conduct of Target's business as conducted or currently proposed, will, to Target's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any Employee Obligation.

         2.17 Related-Party Transactions. Except as set forth in Section 2.17 of the Target Disclosure Schedule, no employee, officer, or director of Target or member of his or her immediate family is indebted to Target, nor is Target indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Target's knowledge, none of such persons has any direct or indirect ownership interest in any firm, company or corporation with which Target is affiliated or with which Target has a business relationship, or any firm, company or corporation that competes with Target, except to the extent that employees, officers, or directors of Target and members of their immediate families own stock in publicly traded companies that may compete with the Target. No member of the immediate family of any officer or director of Target is directly or indirectly interested in any Material Contract (as defined below) with Target.

         2.18 Insurance. Target has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of Target. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target is otherwise in material compliance with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

         2.19 Compliance with Laws. Target has complied with, is not in violation of, and has not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as would not result in a Material Adverse Effect on Target.

         2.20 Brokers' and Finders' Fees. Except as set forth in Section 2.20 of the Target Disclosure Schedule, Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         2.21  [INTENTIONALLY LEFT BLANK].

         2.22 Vote Required. The affirmative vote of the holders of a majority of each class of the shares of Target Capital Stock outstanding on the record date set for the meeting of Target Stockholders entitled to vote on the approval of this Agreement and the Merger or the date of the written consent of such stockholders with respect to the approval of this Agreement and the Merger is the only vote of the holders of any of Target's Capital Stock necessary to approve this Agreement and the transactions contemplated hereby.

         2.23 Inventory. The inventories shown on the Target Balance Sheet or thereafter acquired by Target, consisted of items of a quantity and quality usable or salable in the ordinary course of business. Since Target's inception, Target has continued to replenish inventories in a normal and customary manner consistent with Target's past practices. Except as set forth in Section 2.23 of the Target Disclosure Schedule, Target has not received written or, to Target's knowledge, oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Target, the specific identification method of valuing inventory which is consistent with its past practice and in accordance with GAAP. Since Target's inception, due provision was made on the books of Target in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage.

         2.24 Trade Relations. Since Target's inception, Target has not within the past three years terminated its relationship with or refused to ship products to any dealer, distributor, OEM, third party marketing entity or customer. All of the prices charged by Target in connection with the marketing or sale of any products or services have been in compliance with all applicable laws and regulations. No claims have been communicated or, to Target's knowledge, threatened against Target with respect to wrongful termination of any dealer, distributor or any other marketing entity, discriminatory pricing, price fixing, unfair competition, false advertising, or any other material violation of any laws or regulations relating to anti-competitive practices or unfair trade practices of any kind, and, to Target's knowledge, no specific situation, set of facts, or occurrence provides any valid basis for any such claim.

         2.25  Customers and Suppliers.

                  (a) As of the date hereof, no customer which individually accounted for more than 1% of Target's gross revenues since Target's inception, and no supplier of Target, has canceled or otherwise terminated, or made any threat to Target to cancel or otherwise terminate its relationship with Target for any reason including, without limitation the consummation of the transactions contemplated hereby, or has at any time since Target's inception, decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

                  (b) Section 2.25(b) of the Target Disclosure Schedule sets forth for the three-month period ended November 30, 1999 (i) a list of the top 20 suppliers of the Target based on the aggregate value of goods and services ordered by Target from such suppliers during such period and (ii) the products and services purchased from such supplier and the amount for which each such supplier was invoiced during such period. The Target has not received any written notice or, to the Target's knowledge, oral notice, and, to Target's knowledge, does not have any reason to believe that any such supplier (x) has ceased, or will cease, to provide the products, goods or services, (y) has materially reduced or will materially reduce, the availability of products, goods or services or (z) has sought, or is seeking, to materially increase the price it will charge for products, goods or services.

         2.26 Material Contracts. Except for the material contracts described on Section 2.26 of the Target Disclosure Schedule (collectively, the "MATERIAL CONTRACTS"), Target is not a party to or bound by any material contract, including without limitation:

                  (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

                  (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $20,000 over the life of the contract;

                  (c) any contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

                  (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

                  (e) any contract for capital expenditures in excess of $20,000 in the aggregate;

                  (f) any contract limiting the freedom of the Target to engage in any line of business or to compete with any other Person as that term is defined in the Securities Exchange Act of 1934, as defined herein, or any confidentiality, secrecy or non-disclosure contract;

                  (g) any contract pursuant to which Target leases any real property;

                  (h) any contract pursuant to which the Target is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                  (i) any contract with any person with whom the Target does not deal at arm's length within the meaning of the Code;

                  (j) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

                  (k) any license, sublicense or other agreement to which Target is a party (or by which it or any Target Intellectual Property is bound or subject) and pursuant to which any person has been or may be assigned, authorized to Use, or given access to any Target Intellectual Property other than (A) access to or Use of standard object code product pursuant to a customary non-exclusive end-user, object code, internal-use software license and support/maintenance agreements entered into in the ordinary course of business or (B) access provided in the ordinary course of business under a customary nondisclosure/nonuse agreement;

                  (l) any license, sublicense or other agreement pursuant to which Target has been or may be assigned or authorized to Use, or has or may incurred any obligation in connection with, (i) any third party Intellectual Property that is incorporated in or form a part of any current or proposed product, service or Intellectual Property offering of Target or (ii) any Target Intellectual Property;

                  (m) any agreement pursuant to which Target has deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Target Intellectual Property ("SOURCE MATERIALS"); and

                  (n) any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation or warranting the lack thereof orders/purchase agreements/product licenses end user licenses arising in the ordinary course of business.

         2.27 No Breach of Material Contracts. The Target has performed, in all material respects, all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended (except as provided in Section 2.27 of the Target Disclosure Schedule), and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or to Target's knowledge with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, could reasonably be expected to (i) become a default or event of default under any Material Contract, which default or event of default could reasonably be expected to have a Material Adverse Effect on Target or (ii) result in the loss or expiration of any right or option by Target (or the gain thereof by any third party) under any Material Contract except where such loss or expiration could not reasonably be expected to have a Material Adverse Effect on the Target or (iii) the release, disclosure or delivery to any third party of any part of the Source Materials (as defined in Section 2.26(m)). True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

         2.28 Third-Party Consents. Section 2.28 of the Target Disclosure Schedule lists all contracts that require a novation or consent to assignment, as the case may be, prior to the Effective Time so that Acquiror shall be made a party in place of Target or as assignee (the "CONTRACTS REQUIRING NOVATION" or "CONSENT TO ASSIGNMENT"). Such list is complete and accurate.

         2.29 Relationships. Section 2.29 of the Target Disclosure Schedule lists all of the Target's direct relationships with brand manufacturers whereby Target purchases inventory directly ("RELATIONSHIPS"). The Target has taken all necessary action to transfer the Relationships to Acquiror and/or, after the consummation of the Merger, the Surviving Corporation.

         2.30 Minute Books. The minute books of Target made available to Acquiror contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Target through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

         2.31 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document which has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target.

         2.32 Bank Accounts; Credit and Charge Cards. Section 2.32 of the Target Disclosure Schedule contains a true and complete list as of the date hereof (a) of all banks, trust companies and savings and loan associations in which the Target maintains an account (and the account number thereof) or safe deposit vault and the names of all Persons authorized to draw thereon and the balances on such accounts as of November 30, 1999; and (b) of all credit and charge cards issued in the name of the Target or any of its employees, officers or directors and for which the Target has any liability and the outstanding balances on each such card as of December 15, 1999.

         2.33 Year 2000 Compliance. All computer software or hardware owned or used by the Target or licensed by the Target, as licensor or as licensee, other than any shrinkwrap software available to retail customers generally, is "YEAR 2000 COMPLIANT", except where failure to be so compliant could not have a Material Adverse Effect on the Target and except as disclosed in Section 2.33 of the Target Disclosure Schedule. As used herein "YEAR 2000 COMPLIANT" shall mean
(i) all such software or hardware shall operate in four-digit year format, without errors in the recognition, calculation and processing of date data relating to century recognition, leap years, single and multi-century formulae, date values and interfaces of date-related functionalities; (ii) all date processing shall be conducted in a four-digit year format and all date sorting that includes a "year field" or "year category" shall be based upon a four-digit year format; and (iii) any date arithmetic programs or calculators in the software or hardware shall operate in accordance with the related user documentation in the Year 2000, and the years following, without degrading functionality or performance.

         2.34  [INTENTIONALLY LEFT BLANK.]

         2.35 Representations Complete. No financial statement, Exhibit, Target Disclosure Schedule section or document required by this Agreement to be prepared or furnished by or on behalf of the Target or any Principal Stockholder to the Acquiror and/or Merger Sub in connection with this Agreement or any agreement contemplated hereby or delivered pursuant hereto contained or contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Target and the Principal Stockholders, and each of them, shall notify the Acquiror and, after the Merger, the Surviving Corporation promptly of the occurrence of any event or the discovery of any fact to the contrary. The representations and warranties set forth in this Article II in the aggregate (a) are true and correct even without the materiality exceptions or qualifications (other than the exceptions and qualifications set forth in the Target Disclosure Schedule) contained therein except for such exceptions and qualifications which, in the aggregate, for all such representations and warranties, are not and could not reasonably be expected to result in a Material Adverse Effect on the Target and (b) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         2.36 Investment Representations. All material requested by each of the Target Stockholders regarding Acquiror has been furnished to each Target Stockholder prior to the date of the execution and delivery of this Agreement and has been carefully reviewed by each of Target Stockholders. Each of the Target Stockholders has carefully reviewed all of the Acquiror's SEC Documents (as defined below) and has been granted the opportunity (i) to ask questions of, and receive answers from, representatives and management of Acquiror concerning the affairs and business of Acquiror, and (ii) to obtain additional information which the Acquiror possesses or can acquire without unreasonable effort or expense that is necessary or desirable to verify the accuracy of the material furnished to each such stockholder regarding Acquiror. The Target and the Target Stockholders are familiar with the affairs, business and prospects of Acquiror. Each of the Target Stockholders understands that the shares of Acquiror's Common Stock have not been registered under the Securities Act, or any Blue Sky Laws, and are being offered and sold under an exemption from registration provided by
Section 4(2) of the Securities Act and exemptions for private offerings under Blue Sky Laws. Such shares are being acquired by the Target Stockholders solely for their own account, for investment purposes only, and are not being purchased with a view to, or in connection with, any resale, distribution, subdivision or fractionalization. Each of the Target Stockholders shall bear the economic risk of the investment in the shares of Acquiror Common Stock for an indefinite period of time because of the limitations on transfer under applicable securities laws (including, without limitation, Rule 144 promulgated under the Securities Act). 1.1

         2.37 GBH Agreement. No notice to and no consent, approval or authorization, which as of the date hereof has not already been obtained, is required from Giorgio Beverly Hills, Inc., a Delaware corporation ("GBH") in connection with or as a result of the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby or thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transaction contemplated hereby and thereby will not conflict with, or result in any violation of, or default under, or give rise to a right of termination or cancellation under the agreement (the "GBH AGREEMENT") between Target and GBH, dated April 23, 1999, as amended by the Amendment thereto dated August 12, 1999.

         2.38 Knowledge Definition. As used in this Agreement, "TO THE KNOWLEDGE OF THE TARGET," "TARGET'S KNOWLEDGE" and like phrases shall mean and include:

                  (a)  actual knowledge; and

                  (b) that knowledge which a prudent businessperson (including the officers, directors and other key employees of the Target) would have obtained in the management of his or her business affairs after reviewing the
Article II in detail and making due inquiry and exercising reasonable diligence with respect thereto. In connection therewith, the knowledge (both actual and constructive) of any of (i) Dale Dewey, Herbert Pirquet and Antony Pirquet ("PRINCIPAL STOCKHOLDERS") and (ii) the officers and directors of the Target shall be imputed to be the knowledge of the Target.

                                  ARTICLE IIA

                         REPRESENTATIONS AND WARRANTIES
                         OF THE PRINCIPAL STOCKHOLDERS

         Each of the Principal Stockholders hereby represents and warrants to Acquiror and Merger Sub with respect to himself only that the statements contained in this Article IIA are true and correct.

         2A.1 Authority; No Consents. Each Principal Stockholder has the requisite capacity and authority to execute, deliver and perform the Transaction Documents to which he is a party. This Agreement and the other Transaction Documents to which each Principal Stockholder is a party have been (and to the extent executed and delivered after the date hereof will have been) duly and validly executed and delivered by him and are, and will be, the valid and binding obligations of such Principal Stockholder, enforceable against him in accordance with their respective terms.

         2A.2 No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents by the Principal Stockholders do (and will) not, and the consummation of the transactions contemplated hereby and thereby will not, (i) conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit or result in the creation of any lien or encumbrance against any Principal Stockholder's or the Target's assets, properties, contract rights or business.

         2A.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required by or with respect to a Principal Stockholder in connection with the execution and delivery of this Agreement and the other Transaction Documents or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on a Principal Stockholder or the Target.

         2A.4 Brokers. Except as set forth in Section 2.20 of the Target Disclosure Schedule, no Principal Stockholder has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated by the Transaction Documents.

         2A.5 Investment Representations. All material requested by each of the Principal Stockholders regarding Acquiror has been furnished to each Principal Stockholder prior to the date of the execution and delivery of this Agreement and has been carefully reviewed by each Principal Stockholder. Each of the Principal Stockholders has carefully reviewed all of the Acquiror's SEC Documents and has been granted the opportunity (i) to ask questions of, and receive answers from, representatives and management of Acquiror concerning the affairs and business of Acquiror, and (ii) to obtain additional information which the Acquiror possesses or can acquire without unreasonable effort or expense that is necessary or desirable to verify the accuracy of the material furnished to each such stockholder regarding Acquiror. The Principal Stockholders are familiar with the affairs, business and prospects of Acquiror. Each of the Principal Stockholders understands that the shares of Acquiror's Common Stock have not been registered under the Securities Act, or any Blue Sky Laws, and are being offered and sold under an exemption from registration provided by Section 4(2) of the Securities Act and exemptions for private offerings under Blue Sky Laws. Such shares are being acquired by the Principal Stockholders solely for their own account, for investment purposes only, and are not being purchased with a view to, or in connection with, any resale, distribution, subdivision or fractionalization. Each of the Principal Stockholders shall bear the economic risk of the investment in the shares of Acquiror Common Stock for an indefinite period of time because of the limitations on transfer under applicable securities laws (including, without limitation, Rule 144 promulgated under the Securities Act).

                                   ARTICLE IIB

                     REPRESENTATIONS AND WARRANTIES OF ULTA

         Ulta Internet Holdings, Inc. ("ULTA") represents and warrants to Acquiror and Merger Sub that the statements contained in this Article IIB are true and correct.

         2B.1 Authority. Ulta has all requisite corporate power and authority to enter into this Agreement and all of the other Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents to which Ulta is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Ulta, subject only to the approval of the Merger by Target Stockholders as contemplated by Section 6.1(a). This Agreement and other Transaction Documents to which Ulta is a party to the extent executed and delivered on the date hereof have been (and to the extent executed and delivered after the date hereof will have been) duly executed and delivered by Ulta and upon execution and delivery shall constitute the valid and binding obligations of Ulta enforceable against Ulta in accordance with their respective terms.

         2B.2 Conflicts. The execution and delivery of this Agreement and the other Transaction Documents to which Ulta is a party by Ulta do (and will) not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit or result in the creation of any lien or encumbrance against any of Ulta's or Target's assets, properties, contract rights or business.

         2B.3 Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or other Person is required by or with respect to Ulta in connection with the execution and delivery of this Agreement and the other Transaction Documents to which Ulta is a party, or the consummation of the transactions contemplated hereby or thereby, except for (i) the filing of the Certificate of Merger, together with the required officers' certificates, as provided in Section 1.2; (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country; and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target or Ulta.

         2B.4 Brokers. Except as set forth in Section 2.20 of the Target Disclosure Schedule, Ulta has not employed any broker or finders or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated in the Transaction Documents.

         2B.5     Suppliers.

                  (a) As of the date hereof, Ulta Cosmetics (as defined in Section 5.7(a)) has the right to fulfill orders under the Fulfillment Agreement (as defined in Section 5.7) from the suppliers set forth on Exhibit 1B to the Contingent Share Exhibit that have been identified with a "status" of "1", without any further qualification (the "FULFILLMENT SUPPLIERS").

                  (b) As of the date hereof, Ulta Cosmetics has not received any written notice nor, to its actual knowledge, has it received any other notice from any Fulfillment Supplier that such supplier (i) has decreased materially its services or supplies to Ulta Cosmetics, (ii) has canceled or otherwise terminated its services or supplies to Ulta Cosmetics or (iii) intends to or has overtly threatened to do any of the foregoing.

         2B.6 Investment Representations. All materials requested by Ulta regarding Acquiror have been furnished to Ulta prior to the date of the execution and delivery of this Agreement and have been carefully reviewed by Ulta. Ulta has carefully reviewed all of the Acquiror's SEC Documents and has been granted the opportunity (i) to ask questions of, and receive answers from, representatives and management of Acquiror concerning the affairs and business of Acquiror, and (ii) to obtain additional information which the Acquiror possesses or can acquire without unreasonable effort or expense that is necessary or desirable to verify the accuracy of the material furnished to Ulta regarding Acquiror. Ulta understands that the shares of Acquiror's Common Stock have not been registered under the Securities Act, or any Blue Sky Laws, and are being offered and sold under an exemption from registration provided by Section 4(2) of the Securities Act and exemptions for private offerings under Blue Sky Laws. Such shares are being acquired by Ulta solely for their own account, for investment purposes only, and are not being purchased with a view to, or in connection with, any resale, distribution, subdivision or fractionalization. Ulta shall bear the economic risk of the investment in the shares of Acquiror Common Stock for an indefinite period of time because of the limitations on transfer under applicable securities laws (including, without limitation, Rule 144 promulgated under the Securities Act).

         Ulta is an "Accredited Investor" as the term is defined in Rule 501 of Regulation D promulgated under the Securities Act. Ulta is able to bear the economic risk of the purchase of the Acquiror Common Stock acquired pursuant to the terms of this Agreement, including a complete loss of such stockholder's investment in the Acquiror Common Stock.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

         Acquiror and Merger Sub represent and warrant to Target that the statements contained in this Article III are true and correct.

         3.1 Organization, Standing and Power. Each of Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as currently proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents, as applicable, of Acquiror and Merger Sub, each as amended to date, to Target. Neither Acquiror nor Merger Sub (or any other subsidiary) is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent organizational documents. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating

Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

         3.2      Capital Structure.

                  (a) Subject to Section 3.2(b) below, as of September 30, 1999, the authorized capital structure of the Acquiror consists of 100,000,000 shares of Acquiror Common Stock, $.001 par value, and 10,000,000 shares of Preferred Stock, $.001 par value, of which 36,864,429 and no shares, respectively, were issued and outstanding as of the close of business on September 30, 1999. At September 30, 1999, there are no other outstanding shares of capital stock or voting securities of Acquiror other than 11,974,750 shares of Acquiror Common Stock reserved for issuance upon (i) the exercise of options issued under the Acquiror 1998 Stock Incentive Plan, and the Acquiror 1999 Equity Incentive Plan (collectively, the "ACQUIROR STOCK OPTION PLANS") or (ii) the exercise of subscription rights outstanding as of such date under the Acquiror Employee Stock Purchase Plan (the "ACQUIROR ESPP") and 414,930 shares of Acquiror Common Stock reserved for issuance under outstanding warrants. The authorized capital stock of Merger Sub consists of 200 shares of Acquiror Common Stock, $.001 par value, all of which 10 shares are issued and outstanding and are held by Acquiror. All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof and are not subject to preemptive rights, rights of first refusal or other similar rights created by statute, the Certificate of Incorporation or Bylaws of Acquiror or Merger Sub or any agreement to which Acquiror or Merger Sub is a party or by which it is bound. At September 30, 1999 Acquiror had reserved (i) 11,024,750 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plans, of which approximately 1,852,500 shares have been issued pursuant to option exercises, and approximately 3,623,322 shares are subject to outstanding, unexercised options, and (ii) 950,000 shares of Acquiror Common Stock for issuance to employees pursuant to the Acquiror ESPP, of which no shares have been issued.

                  (b) After September 30, 1999, Acquiror acquired, on October 26, 1999, the TimeZone.com and paris1925.com Internet domain names as well as the related trademarks and content. Acquiror paid, for the purchase of Timezone.com and paris1925.com Internet domain names, an aggregate purchase price consisting of cash and 332,500 shares of Acquiror's Common Stock. On November 17, 1999, Acquiror and Harris Grey Company executed an Asset Purchase Agreement pursuant to which the Acquiror purchased certain assets of Harris Grey for an aggregate purchase price consisting of cash and the issuance of 22,309 shares of Acquiror Common Stock. On November 29, 1999, Acquiror, Amazon.com, Inc. and Amazon.com Advertising Services NV, Inc., executed a Stock Purchase Agreement pursuant to which Acquiror has agreed to sell 707,964 shares of the Acquiror's Common Stock to Amazon.com, Inc. and Amazon.com Advertising Services NV, Inc for cash. In addition, Acquiror will issue to Amazon.com, Inc. and Amazon.com Advertising Services NV, Inc a number of shares equal to approximately 19.9% of the Acquiror's outstanding stock as of one trading day prior to closing, less the 707,964 shares, in exchange for advertising placements by the Acquiror. During the period from October 1, 1999 through November 30, 1999, Acquiror entered into certain distribution and marketing agreements with luxury goods brand owners and representatives. Pursuant to these agreements, Acquiror issued the brand owners warrants to purchase an aggregate of 56,000 shares of Acquiror Common Stock for a weighted average purchase price of $9.76 per share. Acquiror also has issued options to employees, directors and independent consultants in the ordinary course of business under the Acquiror Stock Option Plans and the Acquiror ESPP pursuant to the terms of such plans (the "PLANS"). Certain options granted to employees, directors and independent consultants have been forfeited in the ordinary course of business under the Plans. Other than (i) as set forth above, (ii) the commitment to issue shares of Acquiror Common Stock pursuant to this Agreement, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror or Merger Sub is a party or by which either of them is bound obligating Acquiror or Merger Sub to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or Merger Sub or obligating Acquiror or Merger Sub to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, and non-assessable, will not be subject to any preemptive or other statutory right of stockholders, will be issued in compliance with applicable U.S. Federal and state securities laws and will be free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. There are no contracts, commitments or agreements relating to voting, registration, purchase or sale of Acquiror's capital stock (i) between or among Acquiror and any of its stockholders or (ii) to the best of Acquiror's knowledge, between or among any of Acquiror's stockholders or between any of Acquiror's stockholders and any third party.

         3.3      Authority.

                  (a) Each of Acquiror and Merger Sub has all requisite corporate power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of each of Acquiror and Merger Sub. This Agreement and the other Transaction Documents to the extent executed and delivered on the date hereof have been (and to the extent executed and delivered after the date hereof will have been) duly executed and delivered by each of Acquiror and Merger Sub and upon execution and delivery shall constitute the valid and binding obligations of each of Acquiror and Merger Sub enforceable against such Person in accordance with their respective terms.

                  (b) The execution and delivery of this Agreement and the other Transaction Documents do (and will) not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit or result in the creation of any lien or encumbrance against any of the Acquiror's assets, properties, contract rights or business under (i) any provision of the Certificate of Incorporation or Bylaws of Acquiror or any of its subsidiaries, as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instruments, material agreement, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Acquiror and its subsidiaries the violation of which would result in Material Adverse Effect on the Acquiror.

                  (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement or the other Transaction Documents by Acquiror or the consummation by Acquiror of the transactions contemplated hereby or thereby, except for (i) the filing of the Agreement of Merger, together with the required officers' certificates, as provided in Section 1.2, (ii) the filing of a Form 8-K with the Securities and Exchange Commission (the "SEC") and National Association of Securities Dealers ("NASD") within 15 days after the Closing Date, (iii) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (iv) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger and upon exercise of the options under the Target Stock Option Plan assumed by Acquiror, and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent, materially alter or delay any of the transactions contemplated by this Agreement or the other Transaction Documents.

         3.4 SEC Documents; Financial Statements. Acquiror has furnished to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), and other filing filed with the SEC by Acquiror since September 23, 1999 and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "ACQUIROR SEC DOCUMENTS"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC

Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Acquiror SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "ACQUIROR FINANCIAL STATEMENTS") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments).

         3.5 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror.

There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could reasonably be expected to have a Material Adverse Effect on Acquiror.

         3.6 Compliance with Laws. Each of Acquiror and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

         3.7 Absence of Changes. Since the date of the financial statements included in Acquiror's most recent Quarterly Report on Form 10-Q, the Acquiror has not suffered a Material Adverse Effect.

         3.8 Compliance with the Hart-Scott-Rodino Act. The Merger is not subject to the notification, filing and waiting period requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Section 7A of the Clayton Act, 15 U.S.C.ss.18A, and the regulations promulgated hereunder.

         3.9 Brokers' and Finders' Fees. Neither the Acquiror nor Merger Sub has incurred, nor will either incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with the Agreement or any transaction contemplated hereby.

         3.10 Due Diligence Review. The Acquiror is currently conducting a commercial and financial due diligence review of the Target and, as of the date hereof, has no actual knowledge of a breach of any of the representations and warranties contained in Article II.

                                   ARTICLE IV

                     CONDUCT PRIOR TO THE EFFECTIVE TIME

         4.1 General Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Target agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the

Acquiror), to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to
(i) pay debts and Taxes when due subject to good faith disputes over such debts or Taxes, (ii) subject to Acquiror's consent to the filing of material Tax Returns if applicable, pay or perform other obligations when due, and (iii) use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its and its subsidiaries' present officers and key employees and contractors and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired at the Effective Time. Target agrees to promptly notify Acquiror of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on Target. Without limiting the foregoing, except as expressly contemplated by this Agreement, Target shall not cause or permit any of the following without the prior written consent of the Acquiror:

                  (a) Charter Documents. Cause or permit any amendments to its Certificate of Incorporation or Bylaws other than an amendment (pursuant to Section 6.3(m) below) to the Certificate of Incorporation reflecting the terms and provisions set forth in Section 1.6; and

                  (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it;

                  (c) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) and (b) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

         4.2 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following without the prior written consent of Acquiror:

                  (a) Material Contracts. Except as set forth in Schedule 4.2(a), enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts other than in the ordinary course of business consistent with past practice;

                  (b) Stock Option Plans, etc. Authorize cash payments in exchange for any options or other rights granted under any stock plans; or

                  (c) Issuance of Securities. Except as set forth in Section 4.2(c) of the Target Disclosure Schedule, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement;

                  (d) Intellectual Property. Transfer or license to any person or entity or otherwise extend, amend or modify any rights to its Intellectual Property other than (i) the grant of non-exclusive licenses in the ordinary course of business consistent with past practice, or (ii) without Target's knowledge, the incorporation of Target's Intellectual Property rights.

                  (e) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology;

                  (f) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its business;

                  (g) Indebtedness. Incur or commit to incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others in excess of $25,000 in the aggregate;

                  (h) Leases. Enter into any operating lease requiring payments in excess of $10,000;

                  (i) Payment/Insurance of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

                  (j) Capital Expenditures. Incur or commit to incur any capital expenditures in excess of $10,000 in the aggregate, other than the upgrade of Target's existing Interworld software at a cost to Target of not more than $20,000 in the aggregate;

                  (k) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

                  (l) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business consistent with past practice;

                  (m) Employee Benefits; Severance. Take any of the following actions: (i) increase or agree to increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of non-officer employees in the ordinary course of business and in accordance with past practices, (ii) grant any additional severance or termination pay to, or enter into any employment or severance agreements with, any officer or employee,
(iii) enter into any collective bargaining agreement, or (iv) establish, adopt, enter into or amend in any material respect any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

                  (n) Lawsuits. Commence a lawsuit or arbitration proceeding other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable asset of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                  (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its business;

                  (p) Taxes. Make any material Tax election other than in the ordinary course of business and consistent with past practice, change any material Tax election, adopt any Tax accounting method other than in the ordinary course of business and consistent with past practice, change any Tax accounting method, file any Tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns (including Forms W-2 and 1099) or sales tax returns) or any amendment to a Tax return (other than any estimated tax returns, immaterial information returns, payroll tax returns (including Forms W-2 and 1099) or sales tax returns), enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment provided that Acquiror shall not unreasonably withhold or delay approval of any of the foregoing actions;

                  (q) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business consistent with past practice; or

                  (r) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (q) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

         4.3 Notices. Target shall give all notices and other information required to be given to the employees of Target, any collective bargaining unit representing any group of employees of Target, and any applicable government authority under the National Labor Relations Act, the Internal Revenue Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable law in connection with the transactions provided for in this Agreement.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

         5.1       No Solicitation.

                  (a) From and after the date of this Agreement until the Effective Time, Target shall not, directly or indirectly, through any officer, director, employee, representative or agent, (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of all or substantially all of the assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving Target, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as a "TAKEOVER PROPOSAL"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Takeover Proposal, or (iii) agree to, approve or recommend any Takeover Proposal.

                  (b) Target shall notify Acquiror immediately (and no later than 24 hours) after receipt by Target (or its advisors or agents) of any Takeover Proposal or any request for information in connection with a Takeover Proposal or for access to the properties, books or records of Target by any person or entity that informs Target that it is considering making, or has made, a Takeover Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact.

         5.2 [INTENTIONALLY LEFT BLANK]

         5.3 Stockholders Meeting or Consent Solicitation. Target shall promptly after the date hereof take all actions necessary to either (i) call a meeting of its stockholders to be held for the purpose of voting upon this Agreement and the Merger or (ii) commence a consent solicitation to obtain such approvals on or prior to January 31, 1999 or as soon thereafter as is practicable. Target will, through its Board of Directors, recommend to its stockholders approval of such matters as soon as practicable after the date hereof. Target shall use all reasonable efforts to solicit from its stockholders proxies or consents in favor of such matters as soon as practicable after the date hereof.

         5.4 Access to Information.

                  (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's properties, books, contracts, commitments and records, and (ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. For purposes of this Agreement, all investigations and inspections pursuant to this Section 5.4 and pursuant to
Section 5.7 shall constitute "DUE DILIGENCE". Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                  (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                  (c) No information or knowledge obtained in any investigation pursuant to this Section 5.4 shall affect or be deemed to modify, amend or waive any representation or warranty contained herein or any condition to the obligations of the parties to consummate the Merger.

         5.5 [INTENTIONALLY LEFT BLANK]

         5.6 Public Disclosure.

                  (a) Unless otherwise permitted by this Agreement, Acquiror, Merger Sub and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the others (which approval shall not be unreasonably withheld), except as may be required by Acquiror to comply with the rules and regulations of the SEC or any obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

                  (b) The Acquiror, Merger Sub, and Target (and, in the case of clause (ii) below, Ulta)have agreed to the substance, form and language of (i) the joint press release with respect to the execution and delivery of this Agreement and the transactions contemplated by this Agreement and the other Transaction Documents, (ii) the Ulta Cosmetics Vendor Letters (as defined below), and (iii) the vendor notices to be issued by Dale Dewey on behalf of the Target to each of Target's vendors regarding the transactions contemplated by the Transaction Documents.

         5.7 Consents; Cooperation

                  (a) Target shall promptly apply for or otherwise seek, and use its reasonable best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Merger and shall use its reasonable best efforts to (i) obtain all necessary consents, waivers and approvals under the Material Contracts (including, without limitation, the consent of Ulta Salon, Cosmetics and Fragrances, Inc. (collectively, "ULTA COSMETICS") under
Section 13(e) of the Fulfillment Agreement dated May 12, 1999, between Ulta Cosmetics and Target (the "FULFILLMENT AGREEMENT") (which Ulta agrees to cause Ulta Cosmetics to grant) in connection with the Merger for the assignment thereof , as proposed to be amended prior to the Effective Time pursuant to Section 2.27 of the Target Disclosure Schedule, or otherwise and (ii) cause Ulta Cosmetics (and Ulta agrees to cause Ulta Cosmetics) to send letters, in the form previously furnished to Acquiror on the date hereof (the "ULTA COSMETICS VENDOR LETTERS"), as soon as practicable after the date hereof, asking Ulta Cosmetic's vendors for permission to fulfill orders made by Acquiror or Surviving Corporation. Ulta hereby agrees to cause Ulta Cosmetics from the date hereof through the earlier of (i) the Second Achievement Date (as defined in the Contingent Share Exhibit), (ii) the delivery of all of the Contingent Shares (excluding any Contingent Shares allocated and deposited in the Escrow Share Account in the Escrow Fund in accordance with the Contingent Share Exhibit and Section 8.10(b)) to the Former Target Stockholders pursuant to the acceleration provisions of the Contingent Share Exhibit and
(iii) October 15, 2000, not, directly or indirectly, to solicit or attempt to solicit (on Ulta Cosmetics' own behalf or on the behalf of any other Person) any vendor of Ulta Cosmetics for the purpose of (A) damaging, impairing, undermining, destroying or interfering with the Acquiror's, Target's or Surviving Corporation's relationship with such vendor (whether such relationship is a direct relationship or an indirect relationship maintained through Ulta Cosmetics) or (B) encouraging such vendor to terminate or materially decrease supply under its relationship (whether such relationship is a direct relationship or an indirect relationship maintained through Ulta Cosmetics) with the Acquiror, Target or the Surviving Corporation; provided, however, Ulta Cosmetics shall not be prohibited from taking such actions with respect to its vendors for its own account or for the accounts of its subsidiaries that are consistent with its past practices in the ordinary course of business, notwithstanding any effects such actions may have on such relationship of such suppliers with the Target, Surviving Corporation, or Acquiror so long as such actions are not taken for the purpose of damaging, impairing, undermining, destroying or interfering with such relationship with the Target, Surviving Corporation, or Acquiror. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any federal or state antitrust or fair trade law. Ulta further covenants and agrees that it shall (and shall cause Ulta Cosmetics to), during the Due Diligence Period, cooperate with (and make appropriate employees and representatives of Ulta Cosmetics and Ulta available to Acquiror during normal business hours) Acquiror in Acquiror's Due Diligence as such Due Diligence relates to the Fulfillment Suppliers; provided that, (x) if the Due Diligence requires disclosure by Ulta Cosmetics of trade secrets or other proprietary information which is subject to confidentiality agreements between Ulta Cosmetics and third parties, Ulta Cosmetics shall not be required to disclose such information to Acquiror and (y) absent a breach by Ulta of a specific covenant, representations and/or warranty under this Agreement, such Due Diligence shall not result in a direct claim or cause of action by Acquiror or Merger Sub against Ulta or any of its affiliates (other than Target or any Principal Stockholder).

                  (b) Each of Acquiror and Target shall use all commercially reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other Federal, state or foreign statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "ANTITRUST LAWS" and the resolution of any such objections "APPROVALS"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate and use all commercially reasonable efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "ORDER"), that is in effect and that prohibits, prevents, or restricts consummation of the Merger or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) February 1, 2000 and (ii) the date of a ruling preliminarily enjoining the Merger issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all commercially reasonable efforts to take such action as may be required to cause the expiration of the notice periods under the Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                  (c) Notwithstanding the foregoing, neither Acquiror nor Target shall be required to agree, as a condition to any Approval, to divest itself of or hold separate any subsidiary, division or business unit which is material to the business of such party and its subsidiaries, taken as a whole, or the divestiture or holding separate of which would be reasonably likely to have a Material Adverse Effect on (i) of such party or (ii) the benefits intended to be derived as a result of the Merger.

         5.8 Update Disclosure Schedule; Breaches. From and after the date of this Agreement until the Effective Time, each party hereto shall promptly notify the other parties, in writing of (i) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of any party to affect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (ii) the failure of Target, any Target Stockholder, or Acquiror, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this Section 5.8 shall not cure any breach of any representation, warranty or covenant requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

         5.9 Stockholder Agreements. Each Target Stockholder hereby agrees that at any meeting of the Target Stockholders, however called, or in any action by written consent of the Target's stockholders, such Target Stockholder shall: (i) vote all of the Target Capital Stock owned or controlled by such stockholder in favor of this Agreement, the Certificate of Merger, the other Transaction Documents and the Merger and the other transactions contemplated hereby and thereby; provided that the Board of Directors of the Target shall have approved such Merger on or prior to the date hereof; and (ii) until the termination of this Agreement pursuant to
Article VII, vote such Target Capital Stock against any (A) merger, consolidation, share exchange, business combination or other similar transaction pursuant to which control of the Target would be transferred to any Person other than Acquiror or Merger Sub, or (B) sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20)% or more of the assets or business of the Target in a single transaction or in a series of transactions.

         5.10 Legal Requirements. Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

         5.11 Tax-Free Reorganization. Neither Target, Acquiror nor Merger Sub will, either before or after consummation of the Merger, take any action which, to the knowledge of such party, would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368.

         5.12 Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws ("BLUE SKY LAWS") of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Merger. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Merger.

         5.13 [INTENTIONALLY LEFT BLANK]




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

         5.14 Escrow Agreement. On or before the Effective Time, the Escrow Agent and the Stockholders' Agent (as defined in Article VIII hereto) will execute the Escrow Agreement contemplated by Article VIII in the form attached hereto as Exhibit 5.14 ("ESCROW AGREEMENT").

         5.15 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with Nasdaq a Notification Form for Listing of Additional Shares with respect to the Total Acquiror Shares.

         5.16 Additional Agreements; Best Efforts. Each of the parties agrees to use their commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of Target Stockholders described in Section 5.3, including cooperating fully with the other party, including by provision of information. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises, the proper officers and directors of each party to this Agreement shall take all such necessary action.

         5.17 Employee Benefits. All Target employees shall be entitled to participate in all employee benefit plans and programs of Acquiror that are available to other similarly situated employees of Acquiror or its subsidiaries in comparable positions. In the case of medical and health insurance coverage, Acquiror shall cause the Surviving Corporation to either continue to insure Target employees under Target's existing insurance plans or provide medical and health insurance to Target employees under Acquiror's current employee benefit plans and programs that are available to similarly situated employees of Acquiror. All Target Options assumed shall be given full credit for vesting to date.

         5.18 Directors' and Officers' Insurance and Indemnification.

                  (a) From and after the Effective Time, the Acquiror and the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time,



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

an officer, director or employee of Target in respect of acts or omissions occurring on or prior to the Effective Time to the extent provided under Target's Certificate of Incorporation and Bylaws (each as in effect on the date hereof) and indemnification agreements in effect as of the Effective Time; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

                  (b) From and after the Effective Time, Acquiror will use its commercially reasonable efforts to cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons of Target who become officers or directors in the Surviving Corporation.

         5.19 No Further Discussions Regarding Merger Consideration. The Target, the Target Stockholders, the Merger Sub, and the Acquiror agree that there shall be no further discussion regarding the Acquiror Common Stock and Cash Consideration issuable in the Merger or the number of shares such stock to be held in the Escrow Fund.

         5.20 GBH Matters. Target agrees that it shall use its commercially reasonable efforts to cause the deferral from December 31, 1999 to the time immediately preceding the Effective Time of any then unspent portion of the $2,500,000 required to be spent on advertising and marketing by Target (such then unspent portion, the "YEAR-END MARKETING EXPENSE") in support of GBH pursuant to Section IVA of the GBH Agreement (such deferral to be pursuant to a written amendment to the GBH Agreement executed and delivered by the parties thereto on or before December 31, 1999 in form and substance satisfactory to Acquiror in its sole discretion, the "GBH DEFERRAL"); provided that if Target is unable to obtain the GBH Deferral on or before December 31, 1999, Target shall use its commercially reasonable efforts to obtain GBH's waiver, from the period commencing on December 31, 1999 and until the time immediately preceding the Effective Time, of any rights of GBH under the GBH Agreement to assert a breach of contract claim based on Target's failure to make the Year-End Marketing Expense pursuant to Section IVA of the GBH Agreement (the "GBH WAIVER"). Acquiror hereby agrees that in the event that (a) the GBH Deferral or the GBH Waiver is obtained, (b) the GBH Deferral or the GBH Waiver is in full force and effect at the Effective



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Time and (c) at the Effective Time, Target does not have sufficient working capital available to fund the Year-End Marketing Expense, then Acquiror shall either advance to Target (or contribute to the capital of the Merger Sub) (the "GBH ADVANCE") up to $2,500,000 to be used by the Surviving Corporation to make the Year-End Marketing Expense on the Effective Date.

         5.21 Support. Acquiror shall provide to the Surviving Corporation from the Effective Date until the earlier of (i) the Second Achievement Date (as defined in the Contingent Share Exhibit), (ii) the delivery of all of the Contingent Shares (excluding any Contingent Shares allocated and deposited in the Escrow Share Account in the Escrow Fund in accordance with the Contingent Share Exhibit and Section 8.10(b)) to the Former Target Stockholders and (iii) October 15, 2000, operational and marketing support based on and in accordance with the following terms and limitations:

                  (a) Staffing. Acquiror shall use its commercially reasonable efforts to provide fragrance account management, editorial, technical, marketing and design (HTML) staff (collectively the "STAFF") to Surviving Corporation on a comparable basis consistent with other Acquiror product lines (but, no less favorable to Surviving Corporation as such services, from a functional point of view, as are available to Target as of the date hereof) and with employees of similar level of skill and performance as, at any given time, are employed and available to the Acquiror. To the extent such services are not available or obtainable on commercially reasonable terms, Acquiror shall use its commercially reasonable efforts to provide Surviving Corporation with the most comparable staffing that is available on commercially reasonable terms and shall make available on a commercially reasonable basis its own employees, if available, to optimize the operations and expansion of Surviving Corporation's business. To the extent Acquiror's own employees are not available and appropriate employees are not available on commercially available terms in the marketplace, Acquiror shall be under no obligation to provide the Staff to Target. In the event that Surviving Corporation requests specific staffing assistance, Acquiror will use its commercially reasonable efforts to provide Surviving Corporation with the requested staffing assistance (but only to the extent such staffing is in replacement of lost employees or consultants of the Surviving Corporation), provided that such staffing



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

assistance shall be available to the Acquiror, and if not available, obtainable on commercially reasonable terms.

                  (b) Marketing. Acquiror shall use its commercially reasonable efforts to promote Surviving Corporation's business through Acquiror's advertising, marketing, and promotions at levels commensurate to other business units of Acquiror. Acquiror shall have the right to fulfill its commitments with respect to any of the foregoing in any commercially reasonable manner. Notwithstanding anything contained to the contrary in this Section 5.21(b), Acquiror shall permit the Stockholders' Agent to consult with Acquiror with respect to the marketing decisions made by Acquiror in connection with the Surviving Corporation and Acquiror's fragrance operations. Acquiror shall also make available to Surviving Corporation an additional marketing budget not in excess of $500,000 in the aggregate which may be used by Surviving Corporation for additional activities specific to the fragrance business including (i) coop advertising and advertising in Surviving Corporation's industry publications,
(ii) general public relations activities and events and (iii) the participation of the Surviving Corporation in industry conferences and seminars.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

         6.1 Conditions to Obligations of Each Party to Affect the Merger. The respective obligations of each party to this Agreement to consummate and affect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                  (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the holders of at least ninety percent (90%) of the shares of Target Capital Stock and Target Preferred Stock outstanding as of the record date set for the Target Stockholders Meeting or solicitation of stockholder consents, and any agreements or arrangements that may result in the payment of any amount that would not be deductible by reason of Section 280G of the Code shall have been approved by such number of Target Stockholders as is required by the terms of
Section 280G(b)(5)(B).

                  (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. In the event an injunction or other order shall have been issued, each party agrees to use its reasonable diligent efforts to have such injunction or other order lifted.

                  (c) Governmental Approval. Acquiror and Target and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Merger and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the Securities Act, and under state Blue Sky Laws.

                  (d) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Capital Stock in the Merger.

                  (e) Escrow Agreement. Acquiror, Target, Ulta, Escrow Agent and the Stockholder's Agent (as defined in Article VIII hereto) shall have entered into the Escrow Agreement.

         6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by
Target:




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

                  (a) Representations, Warranties and Covenants. Except as disclosed in the Acquiror Disclosure Schedule, (i) the representations and warranties of Acquiror in this Agreement shall be true and correct in all respects on and as of the Effective Time as though such representations and warranties were made on and as of such time (except for those representations and warranties provided as of a specified date which shall be true and correct as at such date) and (ii) Acquiror shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                           (i) all representations and warranties made by
Acquiror under this Agreement are true and complete in all material respects;
and

                           (ii) all covenants, obligations and conditions of
this Agreement to be performed by Acquiror on or before such date have been so performed in all material respects.

                  (c) Legal Opinion. Target shall have received a legal opinion from Acquiror's legal counsel, Morrison Cohen Singer & Weinstein, LLP ("MCS&W, LLP")substantially in the form attached as Exhibit 6.2(c) hereto.

                  (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Acquiror and its subsidiaries, taken as a whole.

                  (e) Employment and Non-Competition Agreements. The Surviving Corporation shall have entered into Employment and Non-Competition Agreements with the employees of Target set forth on Schedule 6.2(e) in the form attached hereto as Exhibit 6.2(e) (the "EMPLOYMENT AGREEMENTS").

                  (f) Tax Opinion. MCS&W, LLP shall have provided to Acquiror a tax opinion in form and substance reasonably satisfactory to Acquiror: (i) which shall not be a "reasoned" opinion, (ii) to the



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

effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code, (iii) describing the material tax consequences of the Merger (including the effects on the Target Stockholders) and (iv) upon which Ulta shall have been entitled to rely (either separately in writing or pursuant to such opinion).

         6.3 Additional Conditions to the Obligations of Acquiror. The obligations of Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror; provided, however, that any waiver of a condition shall not be deemed a waiver of any breach of any representation, warranty, agreement, term or covenant or of any misrepresentation by the Target or any Target Stockholder:

                  (a) Representations, Warranties and Covenants. Except as disclosed in the Target Disclosure Schedule, (i) the representations and warranties of Target and the Target Stockholders in this Agreement shall be true and correct in all respects on and as of the Effective Time as though such representations and warranties were made on and as of such time (except for those representations and warranties provided as of a specified date which shall be true and correct as at such date) and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

                  (b) Certificate of Target and Target Stockholders. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer and by each of the Target Stockholders to the effect that, as of the Effective Time:

                           (i) all representations and warranties made by Target
and Target Stockholders under this Agreement are true and complete in all material respects;

                           (ii) all covenants, obligations and conditions of
this Agreement to be performed by Target on or before such date have been so performed in all material respects;

                           (iii) all action necessary to authorize the
execution, delivery and performance of the Transaction Documents by each non-natural Target Stockholder, and the consummation of the transactions contemplated hereby and thereby, shall have been duly and validly taken by each such Target Stockholder and the Acquiror shall have received copies of all resolutions evidencing same certified by the Secretary of such Target Stockholder.

                  (c) Third Party Consents; GBH Deferral. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those Persons whose consent or approval shall be required in connection with the Merger under the contracts of Target set forth in Section 2.28 of the Target Disclosure Schedule. The Ulta Cosmetics Vendor Letters shall have been delivered and either the GBH Deferral or the GBH Waiver shall have occurred and be in full force and effect.

                  (d) Injunctions or Restraints on Merger and Conduct of Business. No proceeding brought by any Governmental Entity, domestic or foreign, seeking to prevent the consummation of the Merger shall be pending. In addition, no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target following the Merger shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                  (e) Legal Opinion. Acquiror shall have received a legal opinion from Target's legal counsel MF LLP, in substantially the form attached hereto as Exhibit 6.3(e).

                  (f) No Material Adverse Changes. There shall not have occurred any Material Adverse Change in the prospects of Target.

                  (g) Termination of Other Agreements. Acquiror shall have received written terminations of the Purchase Agreement, the Stockholders Agreement, and the Registration Rights Agreement, each dated May 12, 1999 among Target, Ulta, and the Principal Stockholders.




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

                  (h) Employment Agreements. Acquiror shall have received written terminations of the Target employment agreements set forth on Schedule 6.3(h) hereto in form and substance satisfactory to Acquiror; and the Employment Agreements shall have been executed and delivered by the employees thereunder.

                  (i) Goodstanding Certificates. Target shall have furnished Acquiror with a certificate of the appropriate officials of the due organization and good standing to do business and tax standing of the Target in Delaware and in each jurisdiction wherein the conduct of its business or the ownership of operation of assets requires the Target to maintain qualification as a foreign corporation; in each case dated the Closing Date.

                  (j) Secretary's Certificate. The Acquiror shall have received a certificate from the Target, in form and substance reasonably satisfactory to the Acquirors, dated the Closing Date and signed by the Secretary or an Assistant Secretary of the Target, certifying as to the incumbency of the Target's officers and that the copies of the Certificate of Incorporation, By-laws and resolutions of the Board of Directors and the Target Stockholders approving this Agreement and each of the other Transaction Documents to which the Target is a party and the transactions contemplated hereby and thereby, and attached thereto, are all true, complete and correct and remain unamended and in full force and effect.

                  (k) Other Documents. The Acquiror shall have received true, complete and correct copies of such agreements, schedules, exhibits, certificates, documents, financial information and filings (executed by the Target, its officers or otherwise) as it may request in connection with or relating to the transactions contemplated hereby, including, but not limited to, the assignment to (or, at the discretion of Dale Dewey, the subletting to) the Target of the lease for 15 Locust Avenue, all in form and substance satisfactory to Acquiror and its counsel.

                  (l) Tax Opinion. Acquiror shall have received an opinion in form and substance satisfactory to Acquiror from MCS&W, LLP, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368 of the Code. In connection with such



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

opinion, MCS&W, LLP shall be entitled to rely upon reasonable assumptions and certain representations of Acquiror, Target, Target Stockholders and Merger Sub which to the extent reasonably required shall be made by such Persons.

                  (m) Amendment to Certificate of Incorporation. Prior to the Effective Time, Target shall have filed an amendment to its Certificate of Incorporation reasonably acceptable to the Acquiror reflecting the terms and provisions in Section 1.6 and any other document evidencing the consideration sharing arrangements among the holders of Target Capital Stock.

                  (n) Target Stock Options. Prior to the Effective Time, each of Target's then outstanding Target Options (as set forth in Exhibit 1.6(c)) shall have been exercised or shall by virtue of the Merger, be automatically cancelled and cease to exist from and after the Effective Time to the extent not exercised into shares of Target Common Stock prior to the Effective Time.

                                  ARTICLE VII

                  TERMINATION, EXPENSES, AMENDMENT AND WAIVER

         7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the Target Stockholders, this Merger may be abandoned and the Agreement may be terminated

                  (a) by mutual consent duly authorized by the Board of Directors of Acquiror and Target;

                  (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before February 15, 2000 (provided, a later date may be agreed (but there shall be no obligation so to agree) upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

                  (c) by Acquiror, if (i) Target shall breach any representation, warranty, obligation or agreement hereunder, and such breach shall have resulted in (or evidence) a Material Adverse Effect on Target (provided that for purposes of this Section 7.1(c), the definition of the term Material Adverse Effect shall not include the word "prospects") and such breach shall not have been cured within five (5) business days of receipt by Target of written notice of such breach, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(i) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement,
(ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Merger in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(ii) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement, or (iii) for any reason Target fails to call and hold the Target Stockholders Meeting or commence solicitation of stockholder consents by January 10 , 2000, provided that the right to terminate this Agreement by Acquiror under this Section 7.1(c)(iii) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement or (iv) if during the period (the "DUE DILIGENCE PERIOD") commencing with the date hereof and ending five (5) business days from the date of this Agreement Acquiror shall have determined in its sole discretion, exercised in good faith, that the Acquiror observations during its Due Diligence have revealed (i) a substantial liability, contingent or otherwise or (ii) a material adverse condition for the account of Acquiror (or the Surviving Corporation) after the Effective Time which in the case of each of (i) and (ii) (excluding any information in the due diligence materials presented to Acquiror by letter dated December 17, 1999 and by fascimile dated December 22, 1999 and copied to MCS&W, LLP, which materials shall be reviewed during the Due Diligence Period) was not known by, or fully quantified or accurately described to, Acquiror as of the date of this Agreement.

                  (d) by Target, if Acquiror shall breach any representation, warranty, obligation or agreement hereunder, such breach shall have resulted in (or evidence) a Material Adverse Effect on Acquiror (provided that for purposes of this Section 7.1(d), the definition of the term Material Adverse Effect shall not include the word "prospects", and such breach shall not have been cured within five (5) days following receipt by Acquiror of written notice of such breach, provided that the right to terminate this Agreement by Target under this Section 7.1(d) shall not be available to Target where Target is at that time in material breach of this Agreement;

                  (e) by Acquiror if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the Target Stockholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof;

                  (f) by Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable or (ii) if any required approval of the Target Stockholders shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

                  (g) By Acquiror if events occur which render impossible compliance with one or more of the conditions set forth in Sections 6.1 or 6.3 hereof and such conditions are not waived by the Acquiror, provided that such events did not result from any action or omission by the Acquiror which was within its control and which the Acquiror was not expressly permitted to take or omit by the terms of this Agreement.

         7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement. Notwithstanding the foregoing, this Section 7.2 shall not relieve any party from liability in connection with an intentional or willful material breach of this Agreement prior to its termination and it is expressly agreed and understood that the terminating party's right to pursue all legal remedies for breach of contract or otherwise shall survive such termination unimpaired.

         7.3 Expenses and Termination Fees.

                  (a) Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of advisers, accountants and legal counsel) shall be paid by the party incurring such expense; provided, however, that in the event that the Merger is consummated, any out-of-pocket expenses incurred by Target (whether on behalf of Target or a Target Stockholder) in excess of $175,000 in the aggregate for fees and expenses of legal counsel plus any other expenses, including, without limitation, fees and expenses of financial advisors and accountants, if any, shall remain an obligation of the Target Stockholders. If Acquiror or the Surviving Corporation receives any invoices for amounts in excess of said amounts, it may, with Acquiror's written approval, pay such fees; provided, however, that such payment shall, if not promptly reimbursed by the Target Stockholders at Acquiror's request, constitute "DAMAGES" recoverable under the Escrow Agreement and such Damages shall not be subject to the Basket.

                  (b) If this Agreement is terminated by Acquiror or Merger Sub pursuant to Section 7.1(c)(iv), the Acquiror agrees to pay the Target, within sixty (60) days, $325,000 as liquidated damages, for the lost opportunity of Target; it being understood that absent a breach of this Agreement by Acquiror or Merger Sub (in which case Acquiror or Merger Sub may have liability for Damages arising therefrom), the aggregate liability of Acquiror and Merger Sub for Damages arising from such termination shall not exceed $325,000.

         7.4 Amendment. All of the Target Stockholders together with the boards of directors of the Target and the Acquiror may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of all the Principal Stockholders, Ulta and the Acquiror; provided that an amendment may be entered into on behalf of all the Principal Stockholders by the Stockholders' Agent.

         7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein in each case, which waiver may, if designated by the waiving party, be deemed to be a waiver solely for purposes of satisfaction of the applicable closing conditions under this Agreement, but may nonetheless evidence or result in "Damages" recoverable under the Escrow Agreement and
Article VIII below). Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION

         8.1 Survival of Representations, Warranties and Covenants. Notwithstanding any investigation conducted before or after the Closing Date, and notwithstanding any actual or implied knowledge or notice of any facts or circumstances which Acquiror or Target may have as a result of such investigation or otherwise, Acquiror and Target will be entitled to rely upon the other party's representations, warranties and covenants set forth in this Agreement. The representations and warranties of Acquiror will terminate upon the Closing. Except as otherwise specifically provided herein, all statements, representations, warranties and covenants of the Target shall survive the Closing for two (2) years (the "TERMINATION DATE"), at which time, subject to
Section 8.5, such respective representations, warranties and covenants of Target set forth in this Agreement and any liability of the holders of the Former Target Stockholders with respect to those representations, warranties and covenants will, subject to the terms of the Escrow Agreement and Article VII below, terminate; provided that the representations, warranties and covenants set forth in (a) Sections 2.3 and 2.21 shall survive indefinitely and remain in effect continuously after the Closing and (b) Sections 2.14, 2.15



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

and 2.16 shall survive and remain in effect continuously after the Closing for the lesser of (i) seven (7) years and (ii) the statute of limitations applicable to the subject representation, warranty or covenant. None of the Acquiror, Merger Sub, Target or Target Stockholders shall be liable or bound in any manner by representations, warranties, covenants or agreements pertaining to the subject matter of this Agreement, whether express or implied, or any other matter whatsoever, which are made or furnished by any Person representing or purporting to represent the Acquiror, Merger Sub, Target or Target Stockholders unless and only to the extent that such representations, warranties, covenants, or agreements are expressly and specifically set forth in this Agreement or the Exhibits or Schedules hereto or in any certificate or other agreement, document or instrument delivered pursuant to the provisions of this Agreement.

         8.2 Indemnity. From and after the first to occur of the termination of this Agreement pursuant to Article VII hereof and the Effective Time of the Merger, and subject to the provisions of Section 8.1, Acquiror and the Surviving Corporation (on or after the Closing Date) shall be indemnified and held harmless by the Former Target Stockholders (and, in the case the Closing does not occur,(x) the Target and the Target Stockholders, in the case of the Principal Stockholders, on a joint and several basis and, (y) in the case of Ulta, on a several and not joint basis (but only in respect of clause (a) below and clause (e) below as it relates to clause (a) below), whether or not the Closing occurs against, and reimbursed for, any actual liability, damage, loss, obligation, demand, judgment, fine, penalty, cost or expense other than any such damages resulting from injunctive relief granted as to an intellectual property claim, but including reasonable attorneys' fees and expenses, and the costs of investigation incurred in defending against or settling such liability, damage, loss, cost or expense or claim therefor and any amounts paid in settlement thereof) (collectively the "DAMAGES") imposed on or reasonably incurred by Acquiror or the Surviving Corporation as a result of:

                  (a) any misrepresentation contained in or breach of or failure to perform any representation, warranty, covenant or agreement of Target, Ulta or a Principal Stockholder contained in this Agreement or in any other Transaction Document, certification, Schedule (including the Target Disclosure




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

Schedule), Exhibit or writing delivered pursuant hereto, or in connection herewith (in each case only with respect to the representations, warranties, covenants and agreements made by each such Person), provided that (i) in the case of Ulta only with respect to the representations and warranties set forth in Article IIB and the specific covenants and agreements by Ulta in this Agreement and (ii) the Principal Stockholders shall be deemed to have made the covenants and agreements of Target for the purposes of this Article VIII;

                  (b) any Taxes of Target (and Target's predecessors) with respect to any Tax year or portion thereof ending on or before the Closing Date to the extent such Taxes are not reflected in a reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) shown on the face of the Target Balance Sheet and do not constitute Taxes in respect of the income, operations or property of the Target derived or incurred in the ordinary course of its business between the Target Balance Sheet Date and the Closing less Taxes paid subsequent to the Target Balance Sheet Date, as well as the unpaid Taxes of any Person (other than Target) for which Target is liable under Treasury Regulationss.1.1502-6 (or any similar provision of state, local, or foreign law) as a transferee or successor, by contract, or otherwise in respect of a Tax year (or portion thereof) ending on or before the Effective Time;

                  (c) the commencement and/or prosecution of any action brought against the Acquiror by any Person who held at anytime, but no longer holds, any equity interest in the Target or material asset currently owned by the Target, or any predecessor or successor thereof, or any direct or indirect securityholder of any of the foregoing arising out of or relating to the purchase of all or a portion of such Person's interests in Target) (other than in respect of, and to the extent that such claims are based upon, Acquiror's breach of its representations, warranties or agreements contained herein);

                  (d) the actual or threatened (in writing) commencement of any proceeding, suit or action against Target, Acquiror or any Affiliate thereof, or any director, officer or employee of any of them (specifically excluding normal obligations to repair, replace or return products sold by Target in the ordinary course of business consistent with past practice, or which are subject to normal warranty claims) arising out of actions taken, or omitted to be taken, or state of facts existing, prior to the date hereof, which, if determined adversely thereto (regardless of the actual determination thereof) would result in Damages which would be indemnifiable under the provisions of this Section 8.2(a), (b), and/or (c) above (any such pending or threatened suit or action being a "PURCHASER COVERED ACTION"); and/or

                  (e) any and all actions, suits, proceedings, claims or demands incident to any of the foregoing or such indemnifications; provided, however,
(1) if the Closing occurs, no amount shall be paid in respect of Damages until the aggregate amount of all Damages exceeds $100,000 (the "BASKET"), whereupon the Former Target Stockholders shall pay Damages in excess of the Basket; provided further; however, the Former Target Stockholders (and the Target Stockholders in the event the Closing does not occur) shall be obligated to pay all amounts of Non-Basket Losses (as defined below) whether or not the aggregate of all Damages exceeds the Basket, (2) the indemnification obligation of (A) Principal Stockholders shall be joint and several with respect to any representation or warranty in Article II as it pertains to the Target's business or condition and (B) the Target Stockholders shall be several (and not joint) in respect of the representations and warranties in Articles IIA and IIB, (3) claims which would have constituted a breach of a representation or warranty contained in Article II, IIA and/or IIB, but for the fact that the representation or warranty was qualified based upon materiality, Target's knowledge, other Person's knowledge, or constituting a Material Adverse Effect, shall nevertheless constitute Damages for which indemnification is required hereunder as if such qualifying language was absent from this Agreement, and (4) Damages shall count towards the Basket regardless of which Person's (other than Acquiror and Merger Sub) breach gave rise to same. "NON BASKET LOSSES" means Damages arising from: (A) intentional and knowing breaches of any of the representations and warranties of Target or any Target Stockholder, (B) intentional breaches of any covenant of Target or any Target Stockholder and (C) Damages arising from a breach of the representations and warranties set forth in
Section 2.37.

         Notwithstanding anything contained to the contrary in this Section 8.2, the Acquiror and the Surviving Corporation shall not be indemnified by the Former Target Stockholders for Damages imposed on or reasonably incurred by Acquiror or Surviving Corporation if a breach of Section 2.37 occurs as a result of a failure by GBH to provide, pursuant to the GBH Agreement, the GBH brands to the Acquiror and the Surviving Corporation after the date hereof (unless such failure is caused by or results from the action or inaction of Target prior to the Effective Time (unless such action or inaction is at the direction of the Acquiror)).

         8.3 Escrow Fund. As security for the indemnity provided for in Section
8.2 hereof, the Initial Escrow Shares, as of the Closing Date, and the Added Escrow Shares shall be deposited by Acquiror, in the escrow share account (the "ESCROW SHARE ACCOUNT") and the Contingent Share Escrow, respectively, with Chase Mellon Shareholder Services, L.L.C. (the "ESCROW AGENT"). Such deposits shall constitute an escrow fund (the "ESCROW FUND") to be governed by the terms set forth in this Agreement and the provisions of an Escrow Agreement to be executed and delivered pursuant to Section 5.14. Upon compliance with the terms hereof and subject to the provisions of this Article VIII, Acquiror and the Surviving Corporation shall be entitled to obtain indemnity from the Escrow Fund for Damages covered by the indemnity provided for in Section 8.2 of this Agreement.

         8.4 [INTENTIONALLY LEFT BLANK]

         8.5 Escrow Period. Subject to Section 8.10, the escrow period with respect to the Escrow Shares shall terminate on the Termination Date.

         8.6 Claims Procedure.

                  (a) Upon receipt by the Escrow Agent on or before the Termination Date of a certificate signed by the chief financial or chief executive officer of Acquiror (an "OFFICER'S CERTIFICATE"):

                           (i) stating that Acquiror or the Surviving
Corporation has incurred, paid or properly accrued (in accordance with GAAP) or knows of facts giving rise to a reasonable probability that it will have to incur, pay or accrue (in accordance with GAAP) Damages in an aggregate stated amount with respect to which Acquiror or the Surviving Corporation is entitled to payment from the Escrow Shares in the Escrow Fund pursuant to this Agreement; and

                           (ii) specifying in reasonable detail the individual
items of Damages included in the amount so stated, the date each such item was incurred, paid or properly accrued (in accordance with GAAP, or the basis for such anticipated liability, the specific nature of the breach to which such item is related, the Escrow Agent shall, subject to the provisions of Section 8.7 of this Agreement, deliver to Acquiror shares of Acquiror Common Stock in an amount necessary to indemnify Acquiror for the Damages claimed provided, however, that no shares of Acquiror Common Stock shall be delivered to Acquiror, as a result of a claim based upon an accrual or upon a reasonable probability) of having to incur, pay or accrue Damages until such time as the Acquiror has actually incurred or paid Damages. All Escrow Shares subject to such claims shall remain in the Escrow Fund until Damages are actually incurred or paid or the Acquiror determines in its reasonably good faith judgment that no Damages (or further Damages) will be required to be incurred or paid (in which event such remaining Escrow Shares shall be distributed to the Former Target Stockholders in accordance with Section 8.10 below).

                  (b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, the Acquiror Common Stock in the Escrow Fund shall be valued at the Acquiror Average Price.

         8.7 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to Ulta and the Stockholders' Agent (defined in Section 8.9 below) and for a period of forty-five (45) days after such delivery to the Escrow Agent, the Escrow Agent shall make no delivery of Escrow Shares or other property pursuant to Section 8.6 hereof unless the Escrow Agent shall have received written authorization from Ulta and the Stockholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the subject Escrow Shares or other property in the Escrow Fund in accordance with Section 8.6 hereof, provided that no such payment or delivery may be made if Ulta or the Stockholders'



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

Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such forty-five (45) day period.

         8.8 Resolution of Conflicts; Arbitration.

                  (a) In case that the Stockholders' Agent or Ulta shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, the Stockholders' Agent, Ulta and Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Stockholders' Agent, Ulta and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by such parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the subject Escrow Shares or other property from the Escrow Fund in accordance with the terms thereof.

                  (b) With respect to an objection arising out of Sections 8.3, 8.5, 8.6, 8.7 and this Section 8.8, if no agreement can be reached, after good faith negotiation in a 60- day period, either Acquiror, Ulta or the Stockholders' Agent may, by written notice to the other parties, demand arbitration only with respect to objections and disputes arising from Sections 8.3, 8.5, 8.6, 8.7 and this Section 8.8, unless the amount of the Damages is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or Ulta, the Stockholders' Agent and Acquiror agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators as selected in accordance with this Section 8.8(b). Within fifteen (15) days after such written notice is sent, Acquiror (on the one hand) and the Stockholders' Agent and Ulta (on the other hand) shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator; provided that, if the Stockholders' Agent and Ulta cannot agree on the selection of the arbitrator to be selected jointly by them, then the arbitrator selected by Acquiror shall be the sole arbitrator under this Section 8.8 for the resolution of conflicts under and in accordance with this Article VIII. The decision of a majority of the arbitrators shall constitute the determination of a dispute under this Section 8.8. Promptly, but not later than thirty (30) days after the



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acceptance of their appointment, the arbitrators shall determined (based solely on presentations by Acquiror, Ulta and the Stockholders' Agent to the arbitrators and not be independent review) only those items in dispute and shall render a report as to their resolution of such items and the resulting Damages, if any, for which indemnification is required. In resolving any disputed items, the arbitrators may not assign a value greater than the greatest value claimed by either party or less than the lowest value claimed by any party. Subject to
Section 8.8(c) below, the Acquiror, on the one hand, and the Former Target Stockholders, on the other hand, shall share equally all costs and fees related to such determination by the arbiters, including without limitation, the costs relating to any negotiations with arbiters with respect to the terms and conditions of such arbiters' engagement; and each shall be severally liable for one-half (1/2) of any amounts paid as a result of any indemnification required by the arbiters as a condition to its engagement or the performance of such engagement. The arbiters' determination shall be (1) in writing, (2) furnished to the Acquiror, Ulta and Stockholders' Agent as soon as practicable after the items in dispute have been referred to the arbiters, (3) made in accordance with GAAP consistent with the provisions of this Agreement, and (4) nonappealable and incontestable by the Acquiror, the Former Target Stockholders, or any of their respective Affiliates and not subject to collateral attack for any reason. Notwithstanding anything in Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Shares in the Escrow Fund in accordance therewith.

                  (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Harris County, Texas, under the commercial rules then in effect of the American Arbitration Association. For purposes of this Section 8.8, in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute, plus any amounts not in dispute; otherwise, the Target Stockholders for whom shares of Target Capital Stock otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own




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expenses, the fees of each arbitrator, the administrative fee of the American
Arbitration Association, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

         8.9 Stockholders' Agent.

                  (a) Herbert Pirquet shall be constituted and appointed as agent ("STOCKHOLDERS' AGENT") for and on behalf of all Target Stockholders (and, after the Effective Time, the Former Target Stockholders), but not Ulta, under this Agreement and to give and receive notices and communications, to authorize delivery to Acquiror of Escrow Shares from the Escrow Fund in satisfaction of claims by Acquiror against any Target Stockholder or Former Target Stockholder (in each case, other than Ulta), to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Stockholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Former Target Stockholders (other than Ulta) (based upon the former ownership of Target) from time to time upon not less than 10 days' prior written notice to Acquiror. The Stockholder's Agent may resign upon thirty (30) days notice to the parties to this Agreement and the Former Target Stockholders. No bond shall be required of the Stockholders' Agent, and the Stockholders' Agent shall receive no compensation for his/her/its services. Notices or communications to or from the Stockholders' Agent shall constitute notice to or from each of the Former Target Stockholders (other than Ulta).

                  (b) The Stockholders' Agent shall not be liable for any act done or omitted hereunder as Stockholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Former Target Stockholders (other than Ulta) shall severally indemnify the Stockholders' Agent and hold the Stockholders' Agent harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Stockholders' Agent and arising out of or in connection with the acceptance or administration of the Stockholders' Agent's duties hereunder.

                  (c) The Stockholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Stockholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                  (d) The Stockholder Payee Representative ( on behalf of all Former Target Stockholders) shall be entitled to a distribution from the Escrow Shares in the Escrow Fund (based on the Consideration Payout Exhibit) equal to any such indemnity claim which has not been satisfied; provided, however, that no such distribution shall be made until all claims of Acquiror set forth in any Officer's Certificate delivered to the Escrow Agent on or prior to the Termination Date have been resolved.

         8.10 Distribution Upon Termination of Escrow Period; Contingent Share Distribution.

                  (a) Within five (5) business days following the Termination Date, and upon the receipt by the Escrow Agent of a written instruction signed by Ulta and the Stockholders' Agent identifying the number of Escrow Shares and the parties to whom such Escrow Shares shall be delivered and assigned (the "ESCROW JOINT WRITTEN INSTRUCTION"), the Escrow Agent shall deliver to the Stockholder Payee Representative (on behalf of all Former Target Stockholders) all of the Escrow Shares in the Escrow Fund in excess of any amount of such Escrow Shares reasonably necessary to satisfy any unsatisfied or disputed claims for Damages specified in any Officer's Certificate delivered to the Escrow Agent on or before the Termination Date. As soon as all such claims have been resolved, the Escrow Agent shall, upon receipt of the Escrow Joint Written Instruction, deliver to the Stockholder Payee Representative (on behalf of all Former Target Stockholders) all Escrow Shares remaining in the Escrow Fund and not required to satisfy such claims.

                  (b) Within five (5) business days following each Achievement Date (as defined in the Contingent Share Exhibit) and upon the receipt by the Escrow Agent of a written instruction signed by Ulta,



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the Stockholders' Agent, and the Acquiror, identifying the number of Contingent
Shares to be delivered and assigned (including any shares to be transferred to the Escrow Share Account), the Escrow Agent shall deliver to the Stockholder Payee Representative the Contingent Shares required to be released to the Stockholder Payee Representative on such Achievement Date pursuant to the Contingent Share Exhibit; provided that ten percent (10%) of the Contingent Shares to which Ulta and/or the other Former Target Stockholders have become entitled to on such Achievement Date shall remain with the Escrow Agent and shall be transferred by the Escrow Agent from the Contingent Share Account and deposited in the Escrow Share Account until the Termination Date upon which date, such Contingent Shares shall be, in accordance with Section 8.10(a), be delivered to the Stockholder Payee Representative. Any Contingent Shares not required to be so disbursed on the Achievement Date shall be retained by the Escrow Agent in the Contingent Share Account until the Second Achievement Date (as defined in the Contingent Share Exhibit) upon which date the Escrow Agent shall follow the terms and procedures of this Section 8.10(b); provided that any Contingent Shares not required to be released, delivered and assigned (based on the Contingent Share Exhibit) to the Stockholder Payee Representative or placed into the Escrow Share Account of the Escrow Fund on the Second Achievement Date shall be promptly returned to Acquiror.

         8.11 Actions of the Stockholders' Agent; Stockholder Payee Representative.

                  (a) A decision, act, consent or instruction of the Stockholders' Agent shall constitute a decision of all Former Target Stockholders other than Ulta (and, prior to the Effective Time, all Principal Stockholders hereunder) for whom shares of Acquiror Common Stock otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target Stockholder and Former Target Stockholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Stockholders' Agent as being the decision, act, consent or instruction of each and every such Target Stockholder and Former Target Stockholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholders' Agent.



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                  (b) The Contingent Shares and Escrow Shares shall be deemed paid by Acquiror, the Exchange Agent and/or the Escrow Agent when such party furnishes such consideration to the Stockholders Payee Representative. Acquiror, Exchange Agent and/or the Escrow Agent shall be relieved from any liability to any person for payment of the Contingent Shares, Initial Shares and Cash Consideration once such consideration has been delivered to the Stockholder Payee Representative.

         8.12 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim that Acquiror believes may result in a demand against the Escrow Shares in the Escrow Fund, Acquiror shall notify the Former Target Stockholders of such claim, and the Former Target Stockholders shall be entitled, at his or her expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not effect the settlement of any such claim without the consent of the Stockholders' Agent and Ulta, which consent shall not be unreasonably withheld. In the event that the Stockholders' Agent and Ulta have consented to any such settlement, the Stockholders' Agent and Ulta shall have no power or authority to object under Section 8.6 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Shares in the Escrow Fund for indemnity with respect to such settlement.

         8.13 Maximum Liability and Remedies. Notwithstanding anything to the contrary herein, in the event the Merger occurs, the aggregate liability of the Former Target Stockholders for Damages shall not exceed the Escrow Shares, and the rights of the Acquiror to make claims upon the Escrow Shares in the Escrow Fund in accordance with this Article VIII shall be the sole and exclusive remedy of Acquiror and the Surviving Corporation after the Closing with respect to any representation, warranty, covenant or agreement made by Target or any Target Stockholder under this Agreement and no former stockholder, optionholder, warrantholder, director, officer, employee or agent of Target shall have any personal liability to Acquiror or the Surviving Corporation after the Closing in connection with the Merger; provided, however, that nothing herein limits any potential remedies (at law, in equity or otherwise) and liabilities of Acquiror or the Surviving Corporation, arising under applicable state and federal laws with respect to any intentional or



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fraudulent breaches of the representations, warranties or covenants of Target made in or pursuant to this Agreement. Nothing in this Agreement shall limit the liability of Target or any Target Stockholder for any breach of any representation, warranty or covenant made by such party if the Merger does not close.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested or by telecopier, with confirmation as provided above addressed as follows:

                  (a) if to Acquiror or Merger Sub, to:

                               Ashford.com, Inc.
                               3800 Buffalo Speedway, Suite 400
                               Houston, Texas 77098
                               Attention:     Gary Paranzino, General Counsel
                                              and Vice President
                               Facsimile No.: (713) 629-5631
                               Telephone No.: (713) 369-1300

                               with a copy to:

                               Morrison Cohen Singer & Weinstein, LLP
                               750 Lexington Avenue
                               New York, New York 10022
                               Attention:       Robert Londin, Esq.
                               Facsimile No.: (212) 735-8708
                               Telephone No.: (212) 735-8600


                  (b) if to Target, to:

                               Jasmin.com Corporation
                               87 Main Street
                               New Canaan, CT 06840
                               Attention:       President
                               Facsimile No.: (203) 966-7597
                               Telephone No.: (203) 966-6400

                               with a copy to:

                               Morrison Foerster LLP

                               1290 Avenue of the Americas
                               New York, NY 10104
                               Attention:       Joseph W. Bartlett, Esq.
                               Facsimile No.: (212) 468-7900
                               Telephone No.: (212) 468-8000

                  (c) if to Ulta, to:

                               Ulta Internet Holdings, Inc.
                               c/o Ulta Salon, Cosmetics & Fragrances, Inc.
                               1135 Arbor Drive, Windham Lakes Business Park Romeoville, Illinois 60446
                               Attention: Terry Hanson
                               Facsimile No.: (630) 226-8203
                               Telephone No.: (630) 226-8219

                               with copy to:

                               Baker & Hosteller
                               3200 National City Center
                               1900 E. 9th. Street
                               Cleveland, Ohio 44114-3485
                               Fax: (216) 696-0740
                               Tel: (216) 621-0200
                               Attention: Robert G. Markey, Esq.



or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. All such notices or communications shall be deemed to be received: (a) in the case of personal delivery or telecopy, on the date of such delivery; (b) in the case of nationally- recognized overnight courier, on the next business day after the date when sent; and (c) in the case of mailing, on the third business day following the date on which the piece of mail containing such communication was posted.

         9.2 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." In this Agreement, any reference to any event, change, condition or effect being "material" with respect to



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any entity or group of entities means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, prospects or results of operations of such entity or group of entities. In this Agreement, any reference to a "MATERIAL ADVERSE EFFECT" with respect to any Person means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, prospects or results of operations of such entity and its subsidiaries (if any), taken as a whole or which could materially impair the ability of such Person to execute, deliver and consummate the transactions contemplated by the Transaction Documents. The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 29, 1999. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         9.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

         9.4 Entire Agreement; No Third Party Beneficiaries. This Agreement, the other Transaction Documents and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules (including the Target Disclosure Schedule and the Acquiror Disclosure Schedule) (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement dated October 25, 1999 between Acquiror and Target, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms and (b) are not intended to confer



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upon any other Person any rights or remedies hereunder, except for the rights of the Former Target Stockholders not party hereto to receive Acquiror Common Stock in accordance herewith (subject to the escrow provisions of this Agreement).

         9.5 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

         9.6 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

         9.7 Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision)) without giving effect to any choice or conflicts of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties, except that such provisions of this Agreement which by their terms implicate the provisions of Delaware Law, shall be interpreted, construed and governed in accordance with the same.

         9.8 JURISDICTION. THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF TRAVIS, STATE OF TEXAS AND IRREVOCABLY AGREE THAT, SUBJECT TO ACQUIROR'S ELECTION, ALL ACTIONS OR



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PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN
SUCH COURTS. THE PARTIES ACCEPT FOR EACH OF THEMSELVES/ITSELF AND IN CONNECTION WITH THEIR/ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

         9.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

         9.10 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]




                                       89
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         IN WITNESS WHEREOF, Target, Acquiror and Merger Sub have caused this
Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.

JASMIN.COM CORPORATION

By: /s/ DALE DEWEY
   --------------------------------------
Name: Dale Dewey
     ------------------------------------
Title: President and CEO
      -----------------------------------


ASHFORD.COM, INC.

By: /s/ KENNY KURTZMAN
   --------------------------------------
Name: Kenny Kurtzman
     ------------------------------------
Title: CEO
      -----------------------------------


ASHFORD-JASMIN FRAGRANCE CORPORATION

By: /s/ DAVID GOW
   --------------------------------------
Name: David Gow
     ------------------------------------
Title: President
      -----------------------------------


ULTA INTERNET HOLDINGS, INC.

By: /s/ TERRY HANSON
   --------------------------------------
Name:  Terry Hanson
Title: President


/s/ BRET PIRQUET
-----------------------------------------
BRET PIRQUET

/s/ DALE DEWEY
-----------------------------------------
DALE DEWEY

/s/ ANTONY PIRQUET
-----------------------------------------
ANTONY PIRQUET

                                                                  EXHIBIT 6.2(e)

                                    [FORM OF]

                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT is entered into as of ___________, 2000 by and between [ ] (the "EMPLOYEE") and ASHFORD-JASMIN FRAGRANCE CORPORATION (the "COMPANY"). In consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of the date hereof:

1.       DUTIES AND SCOPE OF EMPLOYMENT.

(a) Position. For the term of his employment under this Agreement ("EMPLOYMENT"), the Company agrees to employ Employee in the position of [FOR MR. DEWEY: SENIOR] Vice President-Marketing or in such other comparable position consistent with the Employee's experience, stature, and Base Compensation (as defined below), as the Company may subsequently assign to Employee. Subject to normal and customary travel requirements (including, without limitation, business travel from time to time to the Company's affiliates' offices), the Company agrees that during the first year of the employment term, it shall not require Employee to move his principal place of work to any location more than 25 miles away from the Company's current principal office in New Canaan, CT. After the first year of the Employment term, the Company shall be free to require Employee to relocate. Should Employee be required to relocate, the Company shall pay reasonable relocation expenses. All taxable benefits in connection with these relocation expenses will be grossed up so as not to result in a taxable event to Employee.

(b) Term of Employment. Unless Employment otherwise terminates in accordance with this Agreement, the term of Employment under this Agreement shall be for an initial term of two (2) years from the date of this Agreement and shall be automatically terminated without further action by either party, unless written notice of the Company's intention to renew this Agreement for a successive twelve-month period (at the end of the initial term or any renewal term, as the case may be) has been given to the Employee at least forty-five
(45) days prior to the expiration of such initial two-year period or the then-current twelve-month period extension thereof in which event the term of Employment shall then be extended for another 12-month period. Notwithstanding any of the foregoing to the contrary, such term shall in no way alter Employee's obligations under Section 4 or 5 of this Agreement or Employee's at-will status (as a result of which such term may be earlier terminated).

(c) Obligations. During the term of his Employment, Employee shall devote his full business efforts and time to the Company and shall not render business services to any other person or entity whether on a compensated or non-compensated basis ("OTHER EMPLOYMENT") without the express prior approval of the Company's Chief Executive Officer. [FOR MR. DEWEY: THE COMPANY EXPRESSLY ACKNOWLEDGES AND AGREES THAT EMPLOYEE MAY CONTINUE EMPLOYEE'S EMPLOYMENT AND INVOLVEMENT WITH CATHERINE'S FINE ACCESSORIES, INC. ("CFAI") BUT AT NO

TIME SHALL EMPLOYEE'S EMPLOYMENT OR INVOLVEMENT WITH CFAI EXCEED TWO (2) HOURS PER WEEK DURING NORMAL BUSINESS HOURS (IT BEING UNDERSTOOD EMPLOYEE SHALL BE FREE TO DEVOTE TIME TO CFAI (EXCLUDING IT'S SUCCESSORS AND ASSIGNS) OUTSIDE NORMAL BUSINESS HOURS).] The Employee shall serve as [FOR MR. DEWEY: SENIOR] Vice President of Marketing of the Company and shall have the usual and customary duties, responsibilities and authority of a Vice President subject to the power of the board of directors of the Company (the "BOARD"), the Company's Chief Executive Officer ("CEO"), or any duly designated Ashford.com, Inc., a Delaware corporation and parent of the Company ("Ashford") executive ("ASHFORD EXECUTIVE")(i) to expand or limit such duties, responsibilities and authority and (ii) to override the actions of the Employee. The Employee shall report to the Board and the CEO, and shall perform his duties and responsibilities to the best of his abilities in a diligent and professional manner. Employee represents and warrants to the Company that he is under no contractual commitments inconsistent with his obligations under this Agreement [FOR MR. DEWEY: (OTHER THAN HIS OBLIGATIONS TO CFAI)].

(d) Employment Commencement. Employee shall commence full-time employment with the Company immediately.

2.       CASH AND INCENTIVE COMPENSATION.

(a) Salary. The Company shall pay Employee as compensation for his services a starting base salary at a rate of $12,500 per month (subject to annual increases as shall be determined by the Board of Director's) ("BASE COMPENSATION"). Such salary shall be payable in accordance with the Company's standard payroll procedures.

(b) On or before January 12, 1999, Ashford shall have granted to the Employee 150,000 options ("STOCK OPTIONS") to purchase an aggregate of 150,000 shares of Ashford Common Stock, at an exercise price not exceeding the closing price of Ashford's Common Stock on the NASDAQ on the date of grant (the "OPTION EXERCISE PRICE"). The Stock Options shall have been granted pursuant to Ashford's 1999 Equity Incentive Plan (the "PLAN"), and in accordance with the terms and provisions of the Stock Option Agreement between Ashford and the Employee set forth on Exhibit A hereto (the "STOCK OPTION AGREEMENT"). The Stock Option Agreement shall provide that the 150,000 of the Employee's Stock Options vest in twenty four (24) equal monthly installments of 6,250 Stock Options on each monthly anniversary of the date of grant over a two year period from the date of grant and such other terms and conditions as are set forth in the Stock Option Agreement and this Agreement. However, notwithstanding such vesting schedule, all options granted pursuant to this paragraph 2(b) shall immediately vest and become exercisable upon the Employee's termination without Cause (as defined below) by the Company.

(c) Benefits. Employee shall be eligible to participate in such benefit programs offered by the Company, such as health, dental, life insurance, vision, employee stock purchase plan, vacations and 401(k), as are offered to similarly-situated employees and in each case no more favorable than the terms of benefits generally available to the employees of Ashford (based on seniority and salary level), subject in each case to the generally applicable terms and conditions of the plan in question. The Company agrees that during the Employment Term it will provide to Employee, at its own expense, a level of indemnification and coverage under any applicable Officer's and Director's liability guidelines, bylaws or insurance policies commensurate with Employee's actions as an officer of the Company.

(d) Business Expenses. During the term of his Employment, Employee shall be authorized to incur necessary and reasonable travel, entertainment and other business expenses in connection with his duties hereunder. The Company shall reimburse Employee for such expenses upon presentation of an itemized account and appropriate supporting documentation, all in accordance with the Company's (and/or Ashford's) generally applicable policies.

(e) Bonuses and Other Incentives. The Employee shall be entitled to participate in any bonuses or other incentive programs made available by the Company to similarly situated employees as the Board of Directors may determine to award in its sole discretion.

3.       AT WILL EMPLOYMENT.

(a) Basic Rule. The Company agrees to employ the Employee and Employee agrees to commence employment with the Company, from the time set forth in
Section 1(d). Employee's Employment with the Company shall be "at will." This means that either Employee or the Company may terminate the Employee's Employment at any time for any reason, with or without Cause (as defined below). Any contrary representations which may have been made to the Employee shall be superseded by this Agreement. This Agreement shall constitute the full and complete agreement between the Employee and the Company on the "at will" nature of the Employee's Employment, which may only be changed in an express written agreement signed by the Employee and the CEO.

(b)      Rights Upon Termination.

(i) Upon Employee's voluntary termination of employment or the Company's termination of Employee's Employment for Cause, Employee shall only be entitled to the compensation, benefits and reimbursements described in Sections 1 and 2 for the period preceding the effective date of the termination and no other benefits.

(ii) In the event the Company terminates Employee's Employment without Cause during the initial two-year term of Employment as provided in Section 1 above, the Company shall be obligated to pay Employee (A) his then current Base Compensation for the remainder of the initial two-year term, plus (B) all accrued but unpaid amounts payable to Employee pursuant to Section 2(d) of this Agreement (other than Base Compensation). Base Compensation payable under this subsection shall be payable, at the Company's option, either (i) in accordance with the payroll practices of the Company or (ii) in a single lump sum payment equal to the present value of such Base Compensation payments, payable as soon as practicable following the date of such termination. For purposes of the previous sentence, present value shall be calculated on the basis of the applicable short-term federal interest rate (applicable to loans with monthly compounding) as determined for the month of such termination pursuant to

Section 1274(d) of the Internal Revenue Code of 1986, as amended. In addition, upon such termination, the Company shall also continue to provide Employee with all insured (including self-insured) medical and disability benefits, subject to the terms, conditions and restrictions of the specific plans, through the end of the Employment Term. The Company shall arrange for and pay for group or private health insurance and disability benefits similar to those which Employee was receiving immediately prior to the termination. If Employee meets eligibility terms, conditions and restrictions of COBRA, the Company will pay the COBRA premiums for Employee and, if covered prior to the termination, Employee's dependents. Insured benefits otherwise receivable by Employee pursuant to this
Section 3(b)(ii) will be reduced to the extent comparable benefits are actually received by Employee during such period from another source. Thereafter, the Company shall have no obligation to make any further payments to or to provide any further benefits hereunder to Employee.

(iii) In the event that Employee, due to physical or mental disability or incapacity ("Disability"), is unable to perform substantially Employee's essential duties hereunder for a period of three (3) or more consecutive months, or a total period of six (6) months in any period of twelve (12) consecutive months, then, to the extent permitted by law, the Company shall have the right to terminate this Agreement and Employee's employment hereunder upon thirty (30) days prior written notice. During such period of Disability, up to a maximum of the lesser of (A) eighteen (18) months and (B) the remainder of the initial term of Employment hereunder, the Company shall pay to or on behalf of Employee all benefits and compensation as provided for prior to such Disability, less any payments received by Employee from any disability policy held by the Company. Thereafter, the Company's responsibility to make such payments to such Employee shall cease, except that the Company shall either assign to Employee, or pay to or on behalf of Employee, any and all monies paid to the Company under any disability insurance policy covering Employee, and the Company shall continue to maintain any insurance on the life of Employee which it had in effect prior to such disability. Nothing in this Section shall affect Employee's rights under any applicable Company disability plan.

(c) Cause. "CAUSE" as used herein shall mean Employee's (i) commission of an act which might be construed as common law fraud, embezzlement or a felony, an act of moral turpitude, or of any tortious or unlawful act causing harm to the Company's business, standing or reputation, (ii) act of dishonesty or fraud with respect to the Company, (iii) breach of his/her duty of loyalty or care to the Company, (iv) other misconduct that is materially detrimental to the Company; (v) ongoing refusal or failure to perform Employee's duties other than as a result of Disability after receiving written notice describing his non-performance and being given a reasonable opportunity to cure such non-performance; (vi) deliberate and consistent refusal to conform to or follow any reasonable policy adopted by the Company's Board or lawful instructions of the CEO or an Ashford Executive after receiving written notice describing his/her non-compliance and being given a five (5) business days opportunity to cure (to the extent curable) such non-compliance; or (vii) material breach of this Agreement, the Proprietary Information and Inventions Agreement between Employee and the Company.

4.       NON-COMPETITION.

(a) General Terms. The parties acknowledge that it would be detrimental to the Company if Employee were to compete with the Company in any part of the Business (as defined below). In addition, the parties agree that, prior to this Agreement, the Employee was engaged in a global Internet business. (This shall hereafter be referred to as the "GEOGRAPHIC SCOPE OF EMPLOYEE'S BUSINESS.") The parties further agree that the Company plans to assume and conduct such business in all parts of the Geographic Scope of Employee's Business. As a result of the foregoing, the parties expressly acknowledge that the intention of the non-competition provisions contained in this Agreement are so that such provisions shall be enforceable pursuant to the provisions of Texas law.

(b) Non-Competition During Employment. Employee agrees that during his Employment with the Company, Employee will not engage in Other Employment unless Employee receives the Company's prior written approval therefor (as evidenced solely by a duly adopted Board resolution).

(c) Non-Competition Following Termination of Employment. Subject to and except as set forth in Section 4(d), for purposes of this Section 4, the restricted period shall be, the period of Employment plus the period commencing with the date of termination of Employment and ending on (i) in the case of a termination of Employee's Employment by the Company for Cause or a termination of the Employee's Employment for any reason by Employee (other than Disability), a period of two (2) years following such termination, and (ii) in the event of a termination of the Employee's Employment by the Company for any reason other than for Cause, a period of one (1) year following such termination (the "RESTRICTED PERIOD"). During the Restricted Period, Employee shall not, as an employee, agent, consultant, advisor, independent contractor, general partner, officer, director, stockholder, investor, lender or guarantor of any corporation, partnership or other entity (or as a sole proprietorship or by way of another business), or in any other capacity, directly or indirectly:

(i) (A) Participate or engage in any business in which the Company or Ashford is engaged (namely, the sale of luxury goods (including, without limitation, watches, writing instruments, leather accessories, sunglasses, fragrances, diamonds and jewelry) via the Internet) or any business in which the Company or Ashford engages in during the term of Employment or, as at the termination of the term of Employment, is then actively preparing to engage (collectively, the "BUSINESS") in the Geographic Scope of Employee's Business;

(ii) Permit the name of Employee to be used in connection with a competitive Business.

(d)      Exceptions.  Notwithstanding Subsection (c) above:

(i) Employee may engage in a business that relates to the Business if Employee receives the prior written approval of the Board (as evidenced by a duly adopted Board resolution) to do so. Such written approval will not be unreasonably withheld if such outside employment business or activity would not in any way be competitive with the Business.

(ii) Employee may own, directly or indirectly, solely as an investment, up to one percent (1%) of any class of "publicly traded securities" of any person or entity which owns a business that relates to the Business. For the purposes of this paragraph, the term "publicly traded securities" shall mean securities that are traded on a national securities exchange or listed on the Nasdaq Stock Market or SmallCap Markets.

(iii) Employee shall not be prohibited from competing with the Business, if the Company and Ashford and their respective successors, and any entity deriving title to their goodwill or shares, cease to carry on a like Business therein.

(iv) [FOR MR. DEWEY: EMPLOYEE SHALL NOT BE PROHIBITED FROM CONTINUING HIS EMPLOYMENT AND INVOLVEMENT WITH CFAI (EXCLUDING ITS SUCCESSORS AND ASSIGNS), BUT AT NO TIME DURING THE RESTRICTED PERIOD SHALL EMPLOYEE'S EMPLOYMENT OR INVOLVEMENT WITH CFAI EXCEED TWO (2) HOURS PER WEEK DURING NORMAL BUSINESS HOURS (IT BEING UNDERSTOOD EMPLOYEE SHALL BE FREE TO DEVOTE TIME TO CFAI (EXCLUDING IT'S SUCCESSORS AND ASSIGNS) OUTSIDE NORMAL BUSINESS HOURS).]

5.       NON-SOLICITATION AND NON-DISCLOSURE.

(a) Non-Solicitation. During the period commencing on the date of this Agreement and continuing until the first anniversary of the date when Employee's Employment terminates (for any reason), Employee shall not directly or indirectly, personally or through others, solicit or attempt to solicit (on Employee's own behalf or on the behalf of any other person or entity) (i) any employee or independent contractor of the Company or any of the Company's affiliates to cease performing work or services for the Company or to perform work or services for any other party, (ii) any customer, supplier, licensee, or other business relations of the Company or Ashford (and/or its affiliates) for purpose of encouraging them to terminate their relationship with the Company or Ashford (and/or its affiliates) or in any way interfere with the relationship between such customer, supplier, licensee, or business relationship, on the one hand, and the Company or Ashford (and/or its affiliates), on the other hand, or
(iii) any person who was an employee or independent contractor of the Company or Ashford (on any of its affiliates) within one (1) year after Employee's Employment was terminated.

(b) Non-Disclosure. Employee shall enter into a Proprietary Information and Inventions Agreement with the Company, which is attached hereto as Exhibit B. [THE ASHFORD FORM WILL BE REQUIRED.]

6.       MISCELLANEOUS PROVISIONS.

(a) Notice. Notices and all other communications contemplated by this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or three days after deposit in the U.S. registered mail, return receipt requested and postage prepaid. In the case of Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Secretary; with copy to Ashford.com Inc., 3800 Buffalo Speedway, Suite 400, Houston, Texas 77098, Attention: Secretary and General Counsel and to Morrison Cohen Singer & Weinstein, LLP, 750 Lexington Avenue, New York, New York 10022, Attention: Robert Londin, Esq.

(b) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Employee and by an authorized officer of the Company (other than Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(c) Whole Agreement; Modifications. Except for the Proprietary Information and Inventions Agreement, no other agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof (it being understood that Employee's covenants in Sections 4 and 5 (collectively, the "Restrictive Covenants") constitute a material inducement for the Company (and Ashford) to enter into that certain Agreement and Plan of Reorganization dated as of December, 1999 which such entities would not do absent Employee's agreements to be bound by the Restrictive Covenants; it being further understood that no portion of the consideration payable to Employee under such Agreement in respect of shareholdings in the Company's predecessor has been attributed to or paid in respect of Employee's agreement to be bound by the Restrictive Covenants). Subject to the immediately preceding parenthetical statement, this Agreement and the Proprietary Information and Inventions Agreement contain the entire understanding of the parties with respect to the subject matter hereof. A modification of this Agreement shall be valid only if it is made in writing and executed by both parties hereto.

(d) Withholding Taxes. All payments made under this Agreement shall be subject to reduction to reflect taxes or other charges required to be withheld by law.

(e) CHOICE OF LAW. THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (EXCEPT THE CHOICE AND CONFLICTS OF LAW PROVISIONS OF SUCH STATE).

(f) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Agreement with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

(g) JURISDICTION. THE EMPLOYEE HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF TRAVIS, STATE OF TEXAS AND IRREVOCABLY AGREES THAT, SUBJECT TO COMPANY'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE EMPLOYEE ACCEPTS FOR EACH OF HIMSELF AND IN CONNECTION WITH THE EMPLOYEE'S PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

(h)      No Assignment.

(i) Company's Successors. This Agreement shall be binding upon any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets. For all purposes under this Agreement, the term "COMPANY" shall include any successor to the Company's business and/or assets which becomes bound by this Agreement.

(ii) Employee's Successors. This Agreement and all rights of Employee may not be transferred or assigned by Employee at any time without the prior written consent of the Company authorized by a duly adopted Board resolution; and shall inure to the benefit of, and be enforceable by, Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(j) Joint Participation in Preparation of Agreement. The parties hereto participated jointly in the negotiation and preparation of this Agreement and each party has had the opportunity to obtain the advice of legal counsel and to review, comment upon, and redraft this Agreement. Accordingly, it is agreed that no rule of construction shall apply against any party in favor of any party. This Agreement shall be construed as if the parties jointly prepared it, and any uncertainty or ambiguity shall not be interpreted against any one party and in favor of the other.

(k)      Remedies.

(1) In the event of a breach or threatened breach by Employee of any of the provisions of any Restrictive Covenant, the Company shall be entitled to an injunction restraining the Employee from such breach and/or from rendering any services to any person, firm, corporation, association, or other entity receiving (or to receive) the benefit of such breach, since the remedy at law would be inadequate and insufficient.

(2) In addition, the Company shall be entitled to such damages as it can show it has sustained by reason of such breach. As among themselves, the parties agree that the Employee shall bear the Company's costs and expenses of enforcing the provisions of the Restrictive Covenants. Nothing herein contained shall be construed as prohibiting the Company from pursuing any other remedies available for such breach or threatened breach or any other breach of this Agreement at law or in equity or otherwise. Employee acknowledges that the agreements contained in the Restrictive Covenants constitute a material inducement for the Company to enter into this Agreement. This Section 6(k) shall survive the completion of the services under and any termination of this Agreement.

(3) IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

(4)

                                            ------------------------------------
                                            [EMPLOYEE]



                                            ASHFORD-JASMIN FRAGRANCE CORPORATION

                                            BY:
                                               ---------------------------------

                                            NAME:
                                                  ------------------------------

                                            TITLE:
                                                  ------------------------------

                                    EXHIBIT A
                             STOCK OPTION AGREEMENT

                  ASHFORD.COM, INC. 1999 EQUITY INCENTIVE PLAN

                          NOTICE OF STOCK OPTION GRANT

         You have been granted the following option to purchase Common Stock of Ashford.com, Inc. (the "Company"):

         Name of Optionee:                  [                               ]
                                             -------------------------------

         Total Number of Shares Granted:    150,000

         Type of Option:                    [INCENTIVE STOCK OPTIONS]
                                            [NON-STATUTORY STOCK OPTION]
                                            [SEE NEXT PAGE]

         Exercise Price Per Share:          $

         Date of Grant:                     January [12], 2000

         Vesting Commencement Date:         January [12], 2000

         Vesting Schedule:                  This option becomes exercisable with
                                            respect to 1/24th of the Shares
                                            subject to this option when you
                                            complete each month of continuous
                                            service following the Vesting
                                            Commencement Date.

         Expiration Date:                   [JANUARY [12], 2010]

By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the 1999 Equity Incentive Plan (the "Plan") and the Stock Option Agreement, both of which are attached to and made a part of this document.

OPTIONEE:                                    ASHFORD.COM, INC.


                                             By:
------------------------------------
                                             Title:
------------------------------------

Print Name

                                                                      MCS&W, LLP
                                                                  DRAFT 12/22/99


                  ASHFORD.COM, INC. 1999 EQUITY INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


TAX TREATMENT This option is [AN INCENTIVE STOCK OPTION -- TO THE EXTENT PERMISSIBLE, UP TO $100,000 IN VALUE PER OPTIONEE)] [THE BALANCE OF THE OPTIONS SHALL BE A NON-STATUTORY STOCK OPTION]

VESTING This option becomes exercisable in installments, as shown in the Notice of Stock Option Grant. In addition, this option becomes exercisable in full and vested in full in the event that you are terminated from your employment without Cause (as defined in your employment agreement (the "Employment Agreement")) with a subsidiary of the Company). Except as set forth above, no additional shares become exercisable after your service as an employee, consultant or director of the Company or a subsidiary of the Company has terminated for any reason.

TERM This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant. (It will expire earlier if your service terminates, as described below.)

REGULAR                      If your service as an employee, consultant or
TERMINATION                  director of the Company or a subsidiary of the
                             Company terminates for any reason (except if you die or you become disabled), then this option will expire at the close of business at Company headquarters on the date three months after your termination date. The Company determines when your service terminates for this purpose.

DEATH If you die as an employee, consultant or director of the Company or a subsidiary of the Company, then this option will expire at the close of business at Company headquarters on the date 12 months after the date of death.

DISABILITY                   If your service as an employee, consultant or
                             director of the Company or a subsidiary of the Company terminates because of your disability, then this option will expire at the close of business at Company headquarters on the date six months after your termination date. For all purposes under this Agreement, "disability" has the meaning set forth in the Employment Agreement.

LEAVES OF ABSENCE            For purposes of this option, your service does not
                             terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave was approved by the Company in writing and if continued crediting of service is required by the terms of the leave or by applicable law. But your service terminates when the approved leave ends, unless you immediately return to active work. In addition, at the discretion of the Company, the vesting and exercisability of your option may be suspended during a leave of absence, in accordance with the Company's general policies, which may be amended from time to time.

RESTRICTIONS ON              The Company will not permit you to exercise this
EXERCISE                     option if the issuance of shares at that time would
                             violate any law or regulation.

NOTICE OF EXERCISE           When you wish to exercise this option, you must
                             notify the Company by filing the proper "Notice of Exercise" form at the address given on the form.
                             Your notice must specify how many shares you wish to purchase. Your notice must also specify how your shares should be registered (in your name only or in your and your spouse's names as community property or as joint tenants with right of survivorship). The notice will be effective when it is received by the Company. If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

FORM OF PAYMENT              When you submit your notice of exercise, you must
                             include payment of the option exercise price for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:
                             o Your personal check, a cashier's check or a money order.
                             o Certificates for shares of Company stock that you own, along with any forms needed to effect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. Instead of surrendering shares of Company stock, you may attest to the ownership of those shares on a form provided by the Company and have the same number of shares subtracted from the option shares issued to you.
                             However, you may not surrender, or attest to the ownership of, shares of Company stock in payment of the exercise price if your action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to this option for financial reporting purposes.

                             o Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company from the sale proceeds an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

                             o Irrevocable directions to a securities broker or lender approved by the Company to pledge option shares as security for a loan and to deliver to the Company from the loan proceeds an amount sufficient to pay the option exercise price and any withholding taxes. The directions must be given by signing a special "Notice of Exercise" form provided by the Company.

WITHHOLDING TAXES AND        You will not be allowed to exercise this option
STOCK WITHHOLDING            unless you make arrangements acceptable to the
                             Company to pay any withholding taxes that may be due as a result of the option exercise. These arrangements may include withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

RESTRICTIONS ON              By signing this Agreement, you agree not to sell
RESALE                       any option shares at a time when applicable laws,
                             Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your option has not expired.

TRANSFER OF OPTION           Prior to your death, only you may exercise this
                             option. You cannot transfer or assign this option.
                             For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or a beneficiary designation.
                             Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your option in any other way.

RETENTION RIGHTS             Your option or this Agreement do not give you the
                             right to be retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your service at any time, with or without cause.

STOCKHOLDER RIGHTS           You, or your estate or heirs, have no rights as a
                             stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price. No adjustments are made for dividends or other rights if the applicable record date occurs before you exercise this option, except as described in the Plan.

ADJUSTMENTS                  In the event of a stock split, a stock dividend or
                             a similar change in Company stock, the number of shares covered by this option and the exercise price per share may be adjusted pursuant to the Plan.

APPLICABLE LAW               This Agreement will be interpreted and enforced
                             under the laws of the State of Delaware (without regard to their choice-of-law provisions).


THE PLAN AND                 The text of the Plan is incorporated in this
OTHER AGREEMENTS             Agreement by reference. This Agreement and the Plan
                             constitute the entire understanding between you and the Company regarding this option. In the event of a conflict between the terms of this Agreement and the Plan, the terms of this Agreement shall govern the terms of your option; in all other instances, the terms of the Plan shall govern the terms of your option. Any prior agreements, commitments or negotiations concerning this option are superseded.
                             This Agreement may be amended only by another written agreement, signed by both parties.

BY SIGNING THE COVER SHEET OF THIS AGREEMENT, YOU AGREE TO ALL OF THE TERMS AND CONDITIONS DESCRIBED ABOVE AND IN THE PLAN.

                                    EXHIBIT B
                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

             AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF REORGANIZATION

               This Amendment No. 1 to the Agreement and Plan of Reorganization by and among Ashford.com, Inc., Ashford - Jasmin Fragrance Corporation, Jasmin.com Corporation, and certain shareholders of Jasmin.com Corporation dated December 29, 1999 (the "Merger Agreement") is dated as of the date set forth on the signature page below.

               The Merger Agreement is hereby amended by deleting the date "January 12, 1999" in Section 2(b) of Exhibit 6.2(e) to the Merger Agreement and replacing such date with the following: "the date hereof".

               Article IX of the Merger Agreement is hereby incorporated by reference as if set forth in full herein; provided that the term "Agreement" therein shall refer to this Amendment No. 1 and other capitalized terms therein shall have the respective meanings set forth in the Merger Agreement.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned have caused this Amendment No. 1 to be executed and delivered all as of January ___, 2000.

JASMIN.COM CORPORATION

By:  /s/ Dale Dewey
Name:    Dale Dewey
Title:  President and CEO


ASHFORD.COM, INC.

By:  /s/ Kenny Kurtzman
Name:    Kenny Kurtzman
Title:  CEO


ASHFORD-JASMIN FRAGRANCE CORPORATION

By:  /s/ David Gow
Name:    David Gow
Title:  President


ULTA INTERNET HOLDINGS, INC.

By:  /s/ Terry Hanson
Name:    Terry Hanson
Title:  President


/s/ Bret Pirquet
HERBERT PIRQUET

/s/ Dale Dewey
DALE DEWEY

/s/ Antony Pirquet
ANTONY PIRQUET

                                 EXHIBIT 1.6(C)


                          CONSIDERATION PAYOUT EXHIBIT



        At the Effective Time, subject and pursuant to the terms and conditions of the Agreement to which this Consideration Payout Exhibit is attached (the "Agreement") and the Certificate of Merger, by virtue of the Merger and without any action on the part of the Acquiror, Merger Sub, Target or the holders of any of Target's securities:

1.      GENERAL.  Subject to (1) Section 3 below and (2) Section 1.6 and
Article VIII of the Agreement,

(a) Each share of Target Preferred Stock issued and outstanding at the Effective Time will be converted into and represent (i) the right to receive cash equal to the Cash Exchange Ratio (as defined in Section 2 of this Consideration Payout Exhibit), (ii) a number of shares of Acquiror Common Stock equal to the Closing Share Exchange Ratio (as defined in Section 2 of this Consideration Payout Exhibit), (iii) subject to the terms of the Contingent Share Exhibit, a number of shares of Acquiror Common Stock equal to the Class A Contingent Exchange Ratio (as defined in Section 2 of this Consideration Payout Exhibit) and (iv) subject to the terms of the Contingent Share Exhibit, a number of shares of Acquiror Common Stock equal to the Class C Contingent Exchange Ratio (as defined in Section 2 of this Consideration Payout Exhibit).

(b) Each share of Target Common Stock issued and outstanding at the Effective Time will be converted into and represent a number of shares of Acquiror Common Stock equal to the Class B Contingent Exchange Ratio (as defined in Section 2 of this Consideration Payout Exhibit).

(c)

2. Definitions; Exchange Ratios. For purposes of this Consideration Payout Exhibit, the following terms are defined as follows:

(a) "Cash Exchange Ratio" shall equal the number obtained (rounded to the nearest hundredth of a dollar) by dividing (i) the Cash Consideration by (ii) the number of shares of Target Preferred Stock issued and outstanding at the Effective Time;

(b) "Closing Exchange Ratio" shall equal the number obtained (rounded to the nearest ten thousandth of a share) by dividing (i) the Closing Date Shares by
(ii) the number of shares of Target Preferred Stock issued and outstanding at the Effective Time;

(c) "Class A Contingent Exchange Ratio" shall equal the number obtained (rounded to the nearest ten thousandth of a share) by dividing (i) the quotient obtained by dividing $2,250,000 by the Acquiror Average Price by (ii) the number of shares of Target Preferred Stock issued and outstanding at the Effective Time;

(d) "Class B Contingent Exchange Ratio" shall equal the number obtained (rounded to the nearest ten thousandth of a share) by dividing (i) the quotient obtained by dividing $5,000,000 by the Acquiror Average Price by (ii) the number of shares of Target Common Stock issued and outstanding at the Effective Time; and

(e) "Class C Contingent Exchange Ratio" shall equal the number obtained (rounded to the nearest ten thousandth of a share) by dividing (i) the quotient obtained by dividing $2,250,000 by the Acquiror Average Price by (ii) the number of shares of Target Preferred Stock issued and outstanding at the Effective Time;

3. Priority of Contingent Shares To the extent that Contingent Shares are released in accordance with the Contingent Share Exhibit, subject to Section 1.6 and Article VIII of the Agreement and Section 4 of this Consideration Payout Exhibit, the Contingent Shares shall be released to the Stockholder Payee Representative and shall be allocated among the Target Stockholders as follows:

(a) the first $2,250,000 in value (based on the Acquiror Average Price) to the holders of Target Preferred Stock issued and outstanding immediately prior to the Effective Time (for purposes of this Consideration Payout Exhibit, "Ulta"), pro rata in accordance with their respective ownership of the Target Preferred Stock immediately prior to the Effective Time;

(b) the next $5,000,000 in value (based on the Acquiror Average Price) to the holders of Target Common Stock issued and outstanding immediately prior to the Effective Time, pro rata in accordance with their respective ownership of the Target Common Stock immediately prior to the Effective Time; and

(c) the last $2,250,000 in value (based on the Acquiror Average Price) to Ulta.

4. Escrow. For purposes of this Consideration Payout Exhibit and the Agreement to which this Consideration Payout Exhibit is attached, any Contingent Shares placed in the Escrow Share Account of the Escrow Fund shall be deemed "released" to the Stockholder Payee Representative (for the benefit of the Target Stockholders) and those shares will be held for the benefit of Acquiror under Article VIII of the Agreement and the Escrow Agreement regardless of which holder of Target Capital Stock, but for the provisions of Section 1.6 of the Agreement, would have otherwise been entitled to same.

5. Capitalized Terms. Capitalized terms used in this Consideration Payout Exhibit shall have the respective meanings set forth in the Agreement.

                              EXHIBIT 1.6(C)(III)

                            CONTINGENT SHARE EXHIBIT

1. First Achievement Date. As soon as practicable, on or after May 15, 2000 (the "First Achievement Date"), the number of Contingent Shares determined in accordance with Section 3 below shall be released from the Contingent Share Account of the Escrow Fund and shall be delivered/released to the Stockholder Payee Representative in accordance with Section 1.6 and Article VIII of the Agreement to which this Contingent Share Exhibit is attached (the "Agreement").

1. Second Achievement Date. As soon as practicable, on or after October 15, 2000 (the "Second Achievement Date", and together with the First Achievement Date, collectively, the "Achievement Dates" or individually, each an "Achievement Date"), the number of Contingent Shares determined in accordance with Section 3 below shall be released from the Contingent Share Account of the Escrow Fund and shall be delivered/released to the Stockholder Payee Representative in accordance with Section 1.6 and Article VIII of the Agreement.
2.
3. Released Contingent Shares
a. The number of Contingent Shares to be released (without duplication on the Second Achievement Date of any Contingent Shares released on the First Achievement Date) on each Achievement Date shall equal the number of shares of Acquiror Common Stock obtained by dividing (i) the sum of (A) the aggregate Payout Amounts (if any) set forth on Exhibit 1A attached to this Contingent Share Exhibit corresponding to all of the High-tier Corporate Groups which, as at such Achievement Date, have been Achieved (as defined below), (B) the aggregate Payout Amounts (if any) set forth on Exhibit 1A attached to this Contingent Share Exhibit corresponding to all of the Medium-tier Corporate Groups which, as at such Achievement Date, have been Achieved, and (C) the aggregate Payout Amounts (if any) set forth on Exhibit 1A attached to this Contingent Share Exhibit corresponding to all of the Low-tier Corporate Groups which, as at such Achievement Date, have been Achieved by (ii) the Acquiror Average Price.
b. For purposes of this Contingent Share Exhibit, a Corporate Group shall be "Achieved" when all (and not less than all (but excluding any fragrance which, before an Achievement Date is not generally available in the United States)) of the brands (and fragrances under such brands) comprising such Corporate Group (as identified on Exhibit 1B to this Contingent Share Exhibit) (i) have been shipped (in amounts no less in quantity than amounts ordered by Target consistent with Target's ordinary course of business consistent with the reasonable inventory needs of the Surviving Corporation after the Effective Time) to the Surviving Corporation by the manufacturer or distributor of such brand after the Effective Time pursuant to an order placed by the Acquiror or Surviving Corporation after the Effective Time and (ii) prior to such Achievement Date, the Acquiror or Surviving Corporation shall have received invoice(s) from such distributor or manufacturer addressed to the Acquiror or Surviving Corporation and clearly identifying the shipped brands and fragrances (the occurrence of (i) and (ii) with respect to a brand or a fragrance under a brand means that such brand or fragrance has been "Fulfilled"); provided that (1) to the extent a Corporate Group is not so Achieved, such Corporate Group may be substituted for with a substitute Corporate Group or Designer Group (a "Substitute Group") therefor in accordance with Exhibits 1A and 1C attached hereto if all of the brands and fragrances (excluding fragrances which are not generally available in the United States as at an Achievement Date) within such Substitute Group are Fulfilled, in which event the Corporate Group which has been so substituted for shall be deemed Achieved (it being understood that upon Achievement of a Corporate Group (other than by substitution) previously substituted for by an Achieved Substitute Group, then (X) the Achieved Substitute Group may be substituted for a Corporate Group (in accordance with Exhibits 1A and 1C hereto) that had not then been directly Achieved and (Y) the subject Corporate Group then Achieved (by reason other than substitution) shall remain to be deemed Achieved), (2) no Contingent Shares shall be released on any Achievement Date pursuant to this Section 3 with respect to the High-tier Corporate Group, the Medium-tier Corporate Group, or the Low-tier Corporate Group until and unless all of that Corporate Group's brands and fragrances (excluding fragrances which are not generally available in the United States as at an Achievement Date) have then been Fulfilled (it being understood that Contingent Shares in respect of one Corporate Group may be released if that Corporate Group has been Achieved even if other Corporate Group's have then not been Achieved), and (3) if, after the 90th day following the Closing Date, Acquiror sells a fragrance on its website (or any of its affiliates' website(s)), then (i) the Corporate Group of which such fragrance is a part shall be deemed Achieved and (ii) if such fragrance is a part of a Substitute Group, then one Corporate Group which such Substitute Group is substitutable for shall be deemed Achieved, in each case without any requirement of substitution therefor.

c. Notwithstanding anything to the contrary set forth above, Acquiror agrees that if (i) Acquiror sells or disposes of the Surviving Corporation (or all or substantially all of the Surviving Corporation's assets or businesses) or the assets, businesses and divisions comprising Acquiror's fragrance business as an entirety or (ii) discontinues the operations of the Surviving Corporation's fragrance business, in each case, whether or not Acquiror files a Form 8-K with the SEC to disclose such disposition or discontinuance of such fragrance businesses, then all Corporate Groups shall be deemed Achieved for purposes of this Contingent Share Exhibit.
d.
4. Return of the Contingent Shares if Corporate Groups not Achieved. Promptly after the Second Achievement Date, any Contingent Shares not required to be released in accordance with Sections 2 and 3 above shall be returned to Acquiror.
5.
6. Capitalized Terms. Capitalized terms used herein without definition have the respective meanings set forth in the Agreement.

                                   EXHIBIT 1A

                   *CONFIDENTIAL TREATMENT HAS BEEN REQUESTED.